CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO ELEVATION ONCOLOGY, INC. IF PUBLICLY DISCLOSED.

Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 27, 2022 (the “Closing Date”) is entered into among Elevation Oncology, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).

AGREEMENT

Borrower Representative, each Loan Party from time to time party hereto, Administrative Agent, Collateral Trustee and Lenders hereby agree as follows:

1.ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed in accordance with GAAP, and calculations and determinations shall be made following GAAP, consistently applied.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth on Exhibit A.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative.  Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  For purposes of the Loan Documents, whenever a representation or warranty is made to a Person’s knowledge or awareness, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer of such Person.

2.LOAN AND TERMS OF PAYMENT
2.1Promise to Pay.  Each Borrower hereby unconditionally promises to pay each Lender, ratably, the outstanding principal amount of all Loans, accrued and unpaid interest, fees and charges thereon and to pay all Obligations as and when due in accordance with this Agreement.
2.2Availability and Repayment or Conversion of the Loans.
(a)Availability.
(i)Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make to Borrowers an advance on the Closing Date in principal amount equal to its First Tranche Term Loan Commitment (the “First Tranche Term Loans”).  Lenders’ commitments to make the First Tranche Term Loans shall terminate upon the funding of the First Tranche Term Loans on the Closing Date.
(ii)Subject to Lenders’ review of Borrowers’ clinical and financial/operating plans at the time of a requested funding of a Second Tranche Term Loan, each Lender’s discretionary approval of the requested Second Tranche Term Loan, and the terms and conditions of this Agreement, each Lender may, severally and not jointly, make to Borrowers an advance any time prior to the Amortization Date in principal amount up to the applicable Second Tranche Term Loan Amount for such Lender (the “Second Tranche Term Loans”), provided that if the amount of the Second Tranche Term Loan requested is less than the remaining aggregate Second Tranche Term Loan Amount, each Lender may fund its Pro Rata Share of the requested Second Tranche Term Loan.  Lenders have no commitment to make the Second Tranche Term Loans, which may be made in their sole and absolute discretion.

Borrowers shall use the proceeds of the Term Loans for working capital and general corporate purposes, and (i) in case of the First Tranche Term Loan, to license certain intellectual property rights, and (ii) in case of the Second Tranche Term Loan, to further support development of additional programs, business development opportunities or such other purposes as Lenders may approve in connection with their approval of a requested Second Tranche Term Loan.  Once repaid, the Term Loans may not be reborrowed.

(b)Repayment.  Commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive equal monthly payments of principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate.  Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).
(c)Mandatory Prepayment Upon an Acceleration.  If the Loans are accelerated following the occurrence and during the continuation of an Event of Default, Borrowers shall immediately pay to Lenders, an amount equal to the sum of:
(i)all outstanding principal plus accrued and unpaid interest thereon, plus
(ii)all amounts then due in accordance with the Fee Letter, plus
(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
(d)Permitted Prepayment of Loans.  Borrowers shall have the option to prepay all, but not less than all, of the Loans, provided Borrowers provide written notice to Administrative Agent of its election to prepay the Loans at least thirty (30) days prior to such prepayment (which notice may be contingent on the consummation of a refinancing or other transaction), and pay, on the date of such prepayment, to Lenders, ratably, an amount equal to the sum of:
(i)all outstanding principal plus accrued and unpaid interest thereon, plus
(ii)all amounts then due in accordance with the Fee Letter, plus
(iii)all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
(e)Conversion at Lenders’ Election.
(i)Conversion Election.  Lenders may jointly elect at any time and from time to time after the Closing Date prior to the payment in full of the Loans to convert any portion of the principal amount of the Loans then outstanding (the “Conversion Amount”) into shares of Common Stock (“Conversion Shares”) at the Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative, provided that the aggregate principal amount converted to Common Stock in accordance with this Section 2.2(e) shall not exceed $3,250,000.  A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative.  On the third trading day after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall credit to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) Conversion Price.
(ii)Reservation of Shares.  Borrower Representative shall reserve from its duly authorized capital stock not less than the number of shares of Common Stock that may be issuable pursuant to this Section 2.2(e).  Upon issuance of Conversion Shares pursuant to this Section 2.2(e), such shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof.
(iii)Rule 144. With a view to making available to Designated Holders the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit Designated Holders to sell shares of Common Stock issued pursuant to a Conversion Election Notice to the public without registration, Borrower Representative covenants and agrees to use commercially reasonable efforts to:  (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required of Borrower Representative under the 1934 Act; and (iii) furnish to Designated Holders, upon request, as long as Designated Holders own any shares of Common Stock issued pursuant to a Conversion Election Notice, such information as may be reasonably requested in order to avail Designated Holders of any rule or regulation of the SEC that permits the selling of any Conversion Shares issued without registration, in the case of clauses (i) and (ii) until such date following the issuance of all Conversion Shares issuable hereunder, that Designated Holder no longer holds any such Conversion Shares.
(iv)Registration Rights.  In connection with the option to convert in accordance with this Section 2.2(e), Borrower Representative hereby grants to each Designated Holder registration rights on the terms set forth on Schedule 4.
(v)Authorization.  For so long as Designated Holders hold any shares of Common Stock issued pursuant to this Section 2.2(e), Borrower Representative shall use commercially reasonable efforts to maintain the Common Stock’s authorization for listing on the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market (or on another national securities exchange) and Borrower Representative shall not take any action which could reasonably be expected to result in the delisting or suspension of the Common Stock on such national securities exchange on which the Common Stock is listed.
(vi)Limitations on Conversion.
(1)Beneficial Ownership.  Notwithstanding anything herein to the contrary, Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by each Designated Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holders for purposes of Section 13(d) of the Exchange Act would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act, provided further that Lenders shall have the right, upon 61 days’ prior written notice to Borrower Representative, to waive the 9.985% Cap.
(2)Principal Market Regulation.  Borrower Representative shall not issue a number of Conversion Shares pursuant to this Section 2.2(e), if the issuance of such shares together with any previously issued Conversion Shares, would result in (A) the issuance of more than 19.99% of the Common Stock outstanding as of the date of this Agreement or (B) Designated Holders, together with their Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Designated Holder’s for purposes of Section 13(d) of the Exchange Act, beneficially owning in excess of 19.99% of the then outstanding Common Stock.
(3)Beneficial Ownership Determination.  For purposes of this Section 2.2(e), “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Designated Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.  Upon the written request of Administrative Agent, Borrower Representative shall, within two (2) trading days, confirm to the Administrative Agent the number of Shares then outstanding.  As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

(vii)Certain Adjustments.  If Borrower Representative declares or pays a dividend or distribution on the outstanding shares of the Applicable Stock payable in common stock or other securities or property (other than cash), then upon exercise of any conversion option in accordance with this Section 2.2(e), for each Conversion Share acquired, Designated Holder shall receive, without additional cost to Designated Holder, the total number and kind of securities and property which Designated Holder would have received had Designated Holder owned the Conversion Shares of record as of the date the dividend or distribution occurred.  Upon any event whereby all of the outstanding shares of the Common Stock are reclassified, converted, exchanged, combined, substituted, or replaced for, into, with or by securities of a different class and/or series, then from and after the consummation of such event, the Conversion Shares issuable will be the number, class and series of securities that Designated Holder would have received had the Conversion Shares been outstanding on and as of the consummation of such event.  The provisions of this Section 2.2(e)(vii) shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.
(viii)No Fractional Shares.  Upon conversion of the Conversion Amount into Conversion Shares, any fraction of a share will be rounded down to the next whole share of the Conversion Shares, and in lieu of such fractional shares to which the Designated Holder would otherwise be entitled, the Borrower Representative shall, at its option, either pay the Designated Holder cash equal to such fraction multiplied by the Conversion Price, or return such amount to principal under the Loan.
2.3Payment of Interest.
(a)Interest Rate.  Subject to Section 2.3(b), the outstanding principal amount of the Loans shall accrue interest from and after its Funding Date, at the Applicable Rate, and Borrowers shall pay such interest monthly in arrears on each Payment Date commencing on September 1, 2022.
(b)Default Rate.  Immediately upon the occurrence and during the continuation of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrowers pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies pursuant to the Loan Documents.  Each Borrower agrees that interest at the Default Rate is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an Event of Default.
(c)Payment; Interest Computation.  Interest is payable monthly in arrears on the Payment Date of the following month and shall be computed on the basis of a 360-day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 3:00 p.m. Eastern Time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Loan shall be included and the date of payment shall be excluded.  Changes to the Applicable Rate based on changes to the Prime Rate, shall be effective as of the date, and to the extent, of such change.
(d)Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”).  If a court of competent jurisdiction shall finally determine that a Borrower has actually paid to or for the benefit of Lenders an amount of interest in excess of the amount that would have been payable if all of the Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrowers shall be applied as follows:  first, to the payment of principal outstanding in respect of the Loans; second, after all principal is repaid, to the payment of accrued interest, third, to the payment of Lender Expenses and any other Obligations; and fourth, after all Obligations are repaid, the excess (if any) shall be refunded to Borrowers or paid to whomsoever may be legally entitled thereto, provided that amounts payable to Lenders, shall be paid ratably.
2.4Fees and Charges.  Borrowers shall pay to Administrative Agent, for the ratable benefit of Lenders:
(a)Fees.  The fees and charges as and when due in accordance with the Fee Letter; and

(b)Expenses.  All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement and the other Loan Documents) incurred through and after the Closing Date, when due (or, if no stated due date, within two (2) Business Days after demand by Administrative Agent).
2.5Payments; Application of Payments; Automatic Payment Authorization; Withholding.
(a)All payments to be made by Borrowers under any Loan Document, including payments of principal and interest and all fees, charges, expenses, indemnities and reimbursements, shall be made in immediately available funds in Dollars, without setoff, recoupment or counterclaim, before 3:00 p.m. Eastern Time on the date when due.  Payments of principal and/or interest received after 3:00 p.m. Eastern Time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.
(b)No Borrower shall have a right to specify the order or the loan accounts to which a Lender shall allocate or apply any payments made by a Borrower to or for the benefit of such Lender or otherwise received by such Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.
(c)Administrative Agent, on behalf of Secured Parties, may initiate debit entries to any Deposit Accounts as authorized on the Automatic Payment Authorization for principal and interest payments or any other Obligations when due.  These debits shall not constitute a set-off.  If the ACH payment arrangement is terminated for any reason, Borrowers shall make all payments due hereunder at the applicable address specified in Section 10, or as otherwise notified by Administrative Agent in writing.
(d)Borrowers, Administrative Agent, Collateral Trustee and each Lender hereby agree to the terms and conditions set forth on Schedule 3 hereto.
2.6Promissory Notes.  Borrowers agree that:  (a) upon written notice by or on behalf of any Lender to Borrowers that a promissory note or other evidence of indebtedness is requested by such Lender to evidence the Loans and other Obligations owing or payable to, or to be made by, such Lender, Borrowers shall promptly (and in any event within five (5) Business Days of any such request) execute and deliver to such Lender an appropriate promissory note, in substantially the form attached hereto as Exhibit G, and (b) upon any Lender’s written request, and in any event within five (5) Business Days of any such request, the Borrowers shall execute and deliver to such Lender new notes and/or divide the notes in exchange for then existing notes in such smaller amounts or denominations as such Lender shall specify in its sole and absolute discretion; provided, that the aggregate principal amount of such new notes shall not exceed the aggregate principal amount of the applicable Loans made by such Lender; provided, further, that such promissory notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new notes and returned to the Borrowers within a reasonable period of time after such Lender’s receipt of the replacement notes.  Regardless of whether or not any such promissory notes are issued, this Agreement shall evidence the Loans and other Obligations owing or payable by Borrowers to each Lender.
3.CONDITIONS OF LOANS
3.1Conditions Precedent to Initial Loan.  Each Lender’s obligation to make the initial Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Administrative Agent, such documents, and completion of such other matters, as Administrative Agent may reasonably deem necessary or appropriate, including, without limitation:
(a)duly executed signatures to this Agreement;
(b)duly executed original signatures to the Warrant;
(c)duly executed signatures to the Fee Letter;

(d)[Reserved]
(e)[Reserved]
(f)a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;
(g)the Perfection Certificate of Borrower Representative, together with the duly executed signature thereto;
(h)evidence satisfactory to Administrative Agent, that the insurance policies and endorsements required by Section 6.5 are in full force and effect;
(i)a legal opinion of counsel to the Loan Parties;
(j)the original stock certificates representing any Shares, if any, together with a stock power or other appropriate instrument of transfer, duly executed by the holder of record of such Shares and in blank; and
(k)payment of the fees in accordance with the Fee Letter and Lender Expenses then due as specified in Section 2.4(a).
3.2Conditions Precedent to all Loans.  Each Lender’s obligations to make each Loan is subject to the following conditions precedent:
(a)except for the Term Loan made on the Closing Date, timely receipt of an executed Loan Request by Administrative Agent;
(b)the representations and warranties in this Agreement and the other Loan Documents shall be true, accurate, and complete in all material respects on the date of the Loan Request and on the Funding Date of each Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(c)no Default or Event of Default shall have occurred and be continuing or result from the Loan; and
(d)there has not been any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or any material adverse deviation by Borrowers from the most recent business plan of Borrowers presented to and accepted by Administrative Agent, as determined by Administrative Agent in Administrative Agent’s sole discretion.
3.3Covenant to Deliver.
(a)Loan Parties agree to deliver each item required to be delivered under this Agreement as a condition precedent to any Loan.  Loan Parties expressly agree that a Loan made prior to the receipt of any such item shall not constitute a waiver by Administrative Agent of a Borrower’s obligation to deliver such item, and the making of any Loan in the absence of a required item shall be in Administrative Agent’s sole discretion.
(b)Loan Parties agree to deliver the items set forth on Schedule 2 hereto within the timeframe set forth therein (or by such other date as Administrative Agent may approve in writing), in each case, in form and substance reasonably acceptable to Administrative Agent.

3.4Procedures for Borrowing.  To obtain a Loan (other than the initial Loan to be made on the Closing Date), Borrower Representative shall deliver a completed Loan Request to Administrative Agent (which may be delivered by email) no later than 3:00 p.m. Eastern Time, ten (10) Business Days prior to the date such Loan is requested to be made.  On the Funding Date, each applicable Lender shall fund the applicable Loan in the manner requested by the Loan Request, provided that each of the conditions precedent to such Loan is satisfied.
4.CREATION OF SECURITY INTEREST
4.1Grant of Security Interest.  Each Loan Party hereby grants to Collateral Trustee, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Trustee, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  If this Agreement is terminated, Collateral Trustee’s Lien in the Collateral shall continue until the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) are repaid in full in cash.
4.2Priority of Security Interest.  Each Loan Party represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Trustee’s Lien under this Agreement).  If a Loan Party shall acquire a commercial tort claim with a potential recovery in excess of $500,000, such Loan Party shall promptly notify Administrative Agent in writing and deliver such other information and documents as Administrative Agent may require to take any further action necessary or advisable to perfect Collateral Trustee’s Lien in such commercial tort claim.  If a Loan Party shall acquire any instrument, such Loan Party shall promptly notify Administrative Agent and deliver the same in original to the Collateral Trustee together with an allonge or other appropriate instrument of transfer and any necessary endorsement, all in form satisfactory to Administrative Agent.
4.3Authorization to File Financing Statements.  Each Loan Party hereby authorizes Collateral Trustee or its designee (or the Administrative Agent, on behalf of the Collateral Trustee) to file at any time financing statements, continuation statements and amendments thereto with all appropriate jurisdictions to perfect or protect Collateral Trustee’s interest or rights hereunder.
4.4Pledge of Collateral.  Each Loan Party hereby pledges, assigns and grants to Collateral Trustee a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Closing Date or to the extent any Shares pledged hereunder from time to time are or become certificated, such certificate or certificates shall be delivered to Collateral Trustee, accompanied by a stock power or other appropriate instrument of assignment duly executed in blank.  To the extent required by the terms and conditions governing the Equity Interests in which a Loan Party has an interest, such Loan Party shall cause the books of each Person whose Equity Interests are part of the Collateral and any transfer agent to reflect the pledge of the Equity Interests.  Upon the occurrence and during the continuation of an Event of Default hereunder, Collateral Trustee may effect the transfer of any securities included in the Collateral (including but not limited to the Equity Interests) into the name of Collateral Trustee and cause new certificates representing such securities to be issued in the name of Collateral Trustee or its transferee.  Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Administrative Agent may reasonably request to perfect or continue the perfection of Collateral Trustee’s security interest in the Equity Interests.  Each Loan Party shall be entitled to exercise any voting rights, and receive any dividends or other distributions, with respect to the Equity Interests in which it has an interest and to give consents, waivers and ratifications in respect thereof, unless following an Event of Default, Collateral Trustee (acting at the direction of the Administrative Agent) shall have given notice to Borrower Representative suspending such rights, provided that: no such notice shall be required if a Loan Party has commenced an Insolvency Proceeding and, in any event, no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.

5.REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants as follows:

5.1Due Organization, Authorization; Power and Authority.
(a)Each Loan Party and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its respective jurisdictions of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its respective business or ownership of property require that it is qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  In connection with this Agreement, Borrower Representative has delivered to Administrative Agent a completed certificate signed by Borrower Representative entitled “Perfection Certificate” it being understood and agreed that the Borrower Representative may from time to time update certain information in the Perfection Certificate after the Closing Date by delivering a new Perfection Certificate or by disclosing such updates on a Compliance Certificate to the extent such updates are resulting from actions, transactions, circumstances or events not prohibited by or that do not require the consent of Administrative Agent pursuant to the terms of this Agreement, and all references in this Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the new Perfection Certificate.  Except to the extent Borrower Representative has provided notice of a legal name change in accordance with Section 7.2, (i) each Loan Party’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (ii) each Loan Party is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth each Loan Party’s organizational identification number or accurately states that such Loan Party has none; (iv) the Perfection Certificate accurately sets forth each Loan Party’s place of business, if any, or, if more than one, its chief executive office as well as such Loan Party’s mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, each Loan Party (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to each Loan Party and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that each Loan Party may from time to time update certain information in the Perfection Certificate after the Closing Date as described above).
(b)The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with such Loan Party’s Operating Documents or other organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which such Loan Party is bound.  No Loan Party is in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a Material Adverse Effect.
5.2Collateral.
(a)Each Loan Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.
(b)Except for the Collateral Accounts described in the Perfection Certificate or in a notice timely delivered pursuant to Section 6.6, no Loan Party has any Collateral Accounts at or with any bank, broker or other financial institution, and each Loan Party has taken such actions as are necessary to give Collateral Trustee a perfected security interest therein as required pursuant to the terms of Section 6.6(b).  The Accounts are bona fide, existing obligations of the Account Debtors.
(c)The Collateral is located only at the locations identified in the Perfection Certificate and other Permitted Locations.  The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as disclosed in writing pursuant to Section 6.12.

(d)Each Loan Party is the sole owner of the Intellectual Property which it owns or purports to own that is material to its business except for (i) licenses constituting “Permitted Transfers”, (ii) open-source software, (iii) over-the-counter software that is commercially available to the public, (iv) material Intellectual Property licensed to such Loan Party and noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), and (v) immaterial Intellectual Property licensed to such Loan Party.  To the best of each Loan Party’s knowledge, each Patent (other than patent applications) which it owns or purports to own and which is material to such Loan Party’s business is valid and enforceable, and no part of the Intellectual Property which a Loan Party owns or purports to own and which is material to the Loan Parties’ business has been judged invalid or unenforceable, in whole or in part.  To the best of each Loan Party’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect.  Except as noted on the Perfection Certificate or as disclosed pursuant to Section 6.7(b), no Loan Party is a party to, nor is it bound by, any Restricted License.  No Subsidiary which is not a Loan Party owns any material Intellectual Property.  It will not be necessary to use any inventions of any of such Loan Party’s employees or consultants (or Persons it currently intends to hire) made prior to their employment by such Loan Party.  Each current and prior employee, consultant or other Affiliate thereof has entered into an invention assignment agreement or similar agreement with such Loan Party with respect to all intellectual property rights he or she owns that are related to the Loan Parties’ business.
5.3Accounts; Material Agreements.  The Accounts are bona fide existing obligations.  The property or services giving rise to such Accounts have been delivered or rendered.  No Loan Party has received any notice of actual or imminent insolvency of an Account Debtor.  The material licenses and agreements to which any Loan Party or any of its Subsidiaries is a party is in good standing and in full force and effect and no Loan Party is in material breach with respect thereto.  No material customer or supplier has terminated, significantly reduced or communicated its intent to do so to any Loan Party or any of its Subsidiaries.
5.4Litigation and Proceedings.  Except as set forth in the Perfection Certificate or as disclosed in writing pursuant to Section 6.2, there are no actions, suits, litigations or proceedings, at law or in equity, pending, or, to the knowledge of any Responsible Officer, threatened in writing, by or against any Loan Party or any of its Subsidiaries, officers or directors involving more than, individually or in the aggregate for all related proceedings, $250,000 or in which any adverse decision has had or could reasonably be expected to have any Material Adverse Effect.
5.5Financial Statements; Financial Condition.  All consolidated and consolidating financial statements for the Loan Parties and each of their Subsidiaries delivered to Administrative Agent fairly present in all material respects the consolidated and consolidating financial condition and results of operations of the Loan Parties and each of their Subsidiaries as of the respective dates and for the respective periods then ended, and there are no material liabilities (including any contingent liabilities) which are not reflected in such financial statements.  There has not been any material deterioration in the consolidated and consolidating financial condition of the Loan Parties and each of its Subsidiaries or the Collateral since the date of the most recent financial statements submitted to Administrative Agent.
5.6Solvency.  The fair salable value of the assets (including goodwill minus disposition costs) of the Loan Parties and each of their Subsidiaries, on a consolidated basis, exceeds the fair value of liabilities of the Loan Parties’ and each of their Subsidiaries, on a consolidated basis; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and each Loan Party is able to pay its debts (including trade debts) as they mature.
5.7Consents; Approvals.  Each Loan Party and each of its Subsidiaries have obtained all third party consents, approvals, waivers, made all declarations or filings with, given all notices to, and obtained all consents, licenses, permits or other approvals from all Governmental Authorities that are necessary (i) to enter into the Loan Documents and consummate the transactions contemplated thereby, and (ii) to continue their respective businesses as currently conducted, except (with respect to this clause (ii)) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.
5.8Subsidiaries; Investments.  No Loan Party has any Subsidiaries, except as noted on the Perfection Certificate or as disclosed to Administrative Agent pursuant to Section 6.11 below.  No Loan Party owns any stock, partnership, or other ownership interest or other Equity Interests except for Permitted Investments.
5.9Tax Returns and Payments.  Each Loan Party and each of its Subsidiaries have timely filed all required tax returns and reports (or appropriate extensions therefor), and such Loan Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party or such Subsidiary, as applicable, except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000).  No Loan Party is aware of any claims or adjustments proposed for any prior tax years of such Loan Party or any of its Subsidiaries which could result in a material amount of additional taxes becoming due and payable by such Loan Party or Subsidiary.
5.10Shares.  Such Loan Party has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Loan Party from pledging the Shares pursuant to this Agreement.  There are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  The Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Loan Party knows of no reasonable grounds for the institution of any such proceedings.
5.11Compliance with Laws.
(a)No Loan Party or Subsidiary of a Loan Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940 as amended.
(b)No Loan Party or Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”).  None of the proceeds of the Loans or other extensions of credit under this Agreement have been (or will be) used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.
(c)No Loan Party has taken or permitted to be taken any action which might cause any Loan Document to which it is a party to violate any regulation of the Federal Reserve Board.  Neither the making of the Loans hereunder nor Borrowers’ use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  No Loan Party, nor any of its Subsidiaries, nor any Affiliate of any Loan Party or of any Subsidiary, nor any present holder of Equity Interests of any of the foregoing (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of Treasury (“OFAC”) or in Section 1 of the Anti-Terrorism Order or similar sanctions laws of any other Governmental Authority including of any other applicable jurisdiction, (ii) is a citizen or resident of any country or territory that is subject to embargo or trade sanctions enforced by OFAC, (iii) is, or will become, a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Anti-Terrorism Order, or (iv) engages in any dealings or transactions, or is otherwise associated, with any such Person.

(d)Each Loan Party and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.  No part of the proceeds from the Loans made hereunder has been (or will be) used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(e)No Reportable Event or Prohibited Transaction, as defined in ERISA has occurred or is reasonably expected to occur, and no Loan Party has failed to meet the minimum funding requirements of ERISA. No Loan Party has violated any applicable environmental laws in any material respect, maintains any properties or assets which have been designated in any manner pursuant to any environmental protection statute as a hazardous materials disposal site, or has received any notice, summons, citation or directive from the Environmental Protection Agency or any other similar Governmental Authority.
5.12Products.  A complete and accurate list of the Products, is set forth on the Perfection Certificate, as updated from time to time pursuant to the Compliance Certificate.  The Loan Parties and each of its Subsidiaries hold all material Governmental Approvals that are necessary for the conduct of their business as currently conducted, and all such Governmental Approvals are in full force and effect.  There are no proceedings in progress, pending or, to such Loan Party’s knowledge, threatened, that may result in revocation, cancellation, suspension, rescission or any adverse modification of any of any Governmental Approval nor, to the best of the knowledge, information and belief of such Loan Party, after due inquiry, are there any facts upon which proceedings could reasonably be based.  Without limitation of the foregoing:
(a)With respect to any Product being tested or manufactured, each Loan Party and each of its Subsidiary has received, and such Product is the subject of, all Governmental Approvals needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of a Loan Party or any of its Subsidiaries, and neither any Loan Party nor any of its Subsidiaries has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of (i) any Loan Party’s or any of its Subsidiary’s manufacturing facilities and processes for such Product which have disclosed any material deficiencies or violations of any Requirement of Law or the Governmental Approvals related to the manufacture of such Product, or (ii) any such Governmental Approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease.
(b)With respect to any Product marketed or sold by a Loan Party or any of its Subsidiaries, such Loan Party or such Subsidiary, as applicable, has received, and such Product is the subject of, all Governmental Approvals needed in connection with the marketing and sales of such Product as currently being marketed or sold, and no Loan Party nor any of its Subsidiary has received any notice from any applicable Governmental Authority, that such Governmental Authority is conducting an investigation or review of any such Governmental Approval or approval or that any such Governmental Approval has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace;
(c)There have been no adverse clinical test results in connection with a Product which have or would reasonably be expected to have a Material Adverse Effect; and
(d)There have been no Product recalls or voluntary Product withdrawals from any market.
5.13Royalty and Milestone Payments.  As of the date of this Agreement, except as set forth on Schedule 5 hereto, no Loan Party is obligated to make Royalty and Milestone Payments in excess of $250,000 in the aggregate per fiscal year.
5.14Full Disclosure.  No written representation, warranty or other statement of a Loan Party or any of its Subsidiaries in any certificate or written statement by or on behalf of a Loan Party or any of its Subsidiaries in connection with this Agreement, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by any Loan Party in good faith and based upon assumptions believed by it to be reasonable are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
6.AFFIRMATIVE COVENANTS

Each Loan Party shall, and shall cause each other Loan Party to, do all of the following:

6.1Government Compliance.  Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; comply, and cause each Subsidiary to comply, with all laws, ordinances and regulations to which it is subject except where a failure to do so could not reasonably be expected to have a Material Adverse Effect; obtain all of the Governmental Approvals required in connection with such Loan Party’s business and for the performance by each Loan Party of its obligations under the Loan Documents to which it is a party and the grant of a security interest in accordance therewith, and comply with all terms and conditions with respect to such Governmental Approvals.
6.2Financial Statements, Reports, Certificates.  Provide Administrative Agent with the following:
(a)Monthly Financial Statements.  Within thirty (30) days after the last day of each month a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such month, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.
(b)Quarterly Financial Statements.  Within forty-five (45) days after the last day of each fiscal quarter (other than the fourth fiscal quarter), a company prepared consolidated and consolidating balance sheet, income statement and statement of cash flows covering the Loan Parties and each of their Subsidiaries’ operations for such fiscal quarter, in form acceptable to Administrative Agent, certified by a Responsible Officer as having been prepared in accordance with GAAP, consistently applied, except for the absence of footnotes, and subject to normal year-end adjustments.
(c)Compliance Certificates.  Together with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.
(d)Annual Operating Budget and Financial Projections.  Within ninety (90) days after the end of each fiscal year of Borrower Representative (and within five (5) days of any material modification thereto), an annual operating budget, on a consolidated and consolidating basis (including income statements, balance sheets and cash flow statements, by quarter) for the upcoming fiscal year of Borrower Representative.
(e)Annual Audited Financial Statements.  As soon as available, but no later than ninety (90) days after the last day of Borrower Representative’s fiscal year, audited consolidated financial statements prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on the financial statements from Cohn Resnik or other independent certified public accounting firm reasonably acceptable to Administrative Agent, together with any management letter with respect thereto, provided that the inclusion of explanatory language casting doubt on Borrower Representative’s ability to continue as a going concern due to the need to raise additional financing or refinance Indebtedness shall not cause such financial statements to be considered “qualified” for purposes of this subsection (e).
(f)Other Statements.  Within five (5) days of delivery, copies of all statements, reports and notices generally made available to all stockholders or to any holders of Subordinated Debt.
(g)SEC Filings.  Within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower Representative with the Securities and Exchange Commission, provided that such filings, and any statements, reports and notices described in Section 6.2(f) that are filed with the

Securities and Exchange Commission, shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website, subject to notification of the filing on the then-next Compliance Certificate.
(h)Legal Action Notice.  A prompt report of any legal actions pending or threatened in writing against any Loan Party or any of its Subsidiaries that would reasonably be expected to result in damages or costs to any Loan Party or any of its Subsidiaries, individually or in the aggregate for all related proceedings, of $500,000 or more, or of any Loan Party or any of its Subsidiaries taking or threatening legal action against any third person with respect to a material claim, and with respect to any pending action or threatened action, a prompt report of any material development with respect thereto.
(i)Board Materials.  Within five (5) Business Days after it gives to the members of Borrower Representative’s Board or advisory board, copies of all materials that Borrower Representative provides to its Board or advisory board in connection with meetings thereof, including any reports with respect to Loan Parties’ operations or performance, and when available after such meeting, minutes of such meetings; provided, however, the foregoing may be subject to such exclusions and redactions as necessary in order to (A) preserve the confidentiality of highly sensitive proprietary or personal information or highly sensitive information related to potential strategic transactions, or (B) prevent impairment of the attorney client privilege with respect to pending or threatened litigation, or (C) in the event of a conflict of interest between a Loan Party and a Lender or the Administrative Agent.
(j)Intellectual Property Report.  Together with the Compliance Certificate delivered at the end of each calendar quarter, a report in form reasonably acceptable to Administrative Agent, listing any applications or registrations that any Loan Party or any of its Subsidiaries has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in any Loan Party or any of its Subsidiaries’ Intellectual Property.
(k)Aging Reports; Other Reports and Information.  Together with the monthly financial reports, reports as to the following, in form acceptable to Administrative Agent: accounts receivable and accounts payable aging, and any other information related to the financial or business condition of any Loan Party as and when reasonably requested by Administrative Agent.
(l)Bank Account Statements.  Together with the monthly financial statements delivered in accordance with subsection (a) above, a copy of the most recent account statement, with transaction detail, for each Deposit Account or Securities Account of a Loan Party or any of its Subsidiaries, or within three (3) days, upon Administrative Agent’s request, evidence satisfactory to Administrative Agent of the balance maintained in any such Deposit Account or Securities Account.
(m)Product Related.  Within five (5) Business Days of receipt, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any Governmental Approvals required for the manufacturing, marketing, testing or sale of Products (as determined in good faith by the Borrower Representative) or which could have a Material Adverse Effect.
(n)Material IP Agreement Related.  With respect to any Material IP Agreement, any material notice provided pursuant thereto, or any material amendment, waiver or other modification thereto, within five (5) Business Days of the date received, or in case of any amendment, of the effectiveness thereof.
(o)Royalty and Milestone Payments.  Together with each Compliance Certificate, an updated schedule of reasonably expected Royalty and Milestone Payments, in substantially the same form as Schedule 5 hereto, to the extent any material change thereto.

Notwithstanding the foregoing, (i) for purposes of Sections 6.2 (f) and (g), such financial statements and filings shall be deemed to have been delivered on the date on which Borrower Representative posts such documents on Borrower Representative’s website or on the Internet at the SEC’s website at www.sec.gov. and provides a link thereto on the Compliance Certificate delivered thereafter and (ii) as long as the only Subsidiary of Borrowers is an MSC Subsidiary, Borrowers may, in lieu of consolidating financial statements, deliver a report indicating the aggregate amount of cash and Cash Equivalents held by such MSC Subsidiary, together with monthly financial statements in accordance with this Section 6.2(a).

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between a Loan Party and its Account Debtors shall follow such Loan Party’s customary practices.  Borrower Representative shall promptly notify Administrative Agent of all returns, recoveries, disputes and claims that involve more than $250,000.
6.4Taxes; Pensions.  Timely file, and cause each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Loan Party and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9, and shall deliver to Administrative Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
6.5Insurance.
(a)Keep, and cause each Subsidiary to keep, its business and the Collateral insured for risks and in amounts standard for companies in the Loan Parties’ industry and location and as Administrative Agent may reasonably request.  Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of any Loan Party, and in amounts that are reasonably satisfactory to Administrative Agent.
(b)Ensure that proceeds payable under any property policy with respect to Collateral are, at Administrative Agent’s option, payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations.  To that end, all property policies shall have a lender’s loss payable endorsement showing Collateral Trustee as lender loss payable, all liability policies shall show, or have endorsements showing, Collateral Trustee as an additional insured, in each case, in form satisfactory to Administrative Agent and as set forth on Exhibit E.
(c)Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Loan Parties shall have the option of applying the proceeds of any casualty policy up to $500,000, in the aggregate per fiscal year, or in case of a casualty event affecting Products, up to an additional $2,000,000, toward the prompt replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be Collateral in which Collateral Trustee has been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default, all such proceeds shall, at the option of Administrative Agent, be payable to Collateral Trustee, for the ratable benefit of Lenders, on account of the Obligations.
(d)At Administrative Agent’s request, Borrower Representative shall deliver certified copies of insurance policies and evidence of all premium payments.  Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Trustee, that it will give Collateral Trustee thirty (30) days prior written notice before any such policy or policies shall be canceled (or ten (10) days’ notice for cancellation for non-payment of premiums).
(e)If any Loan Party fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment upon Administrative Agent’s request, Collateral Trustee may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies as Administrative Agent deems prudent or may direct.
6.6Deposit and Securities Accounts.
(a)Maintain Collateral Accounts only at the banks and other financial institutions identified in the Perfection Certificate or as disclosed pursuant to a notice timely delivered pursuant to subsection (b) below. Borrowers shall further maintain an ACH payment structure in favor of Administrative Agent, satisfactory to Administrative Agent.

(b)Provide Administrative Agent fifteen (15) Business Days prior written notice before establishing any Collateral Account at or with any bank, broker or other financial institution, and upon opening such account, provide Administrative Agent with a written notice identifying the name, address of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.  For each Collateral Account that any Loan Party at any time maintains, Loan Parties shall cause the applicable bank, broker or financial institution at or with which any Collateral Account is maintained to execute and deliver an Account Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Trustee’s Lien in such Collateral Account in accordance with the terms hereunder.
6.7Intellectual Property.
(a)Take commercially reasonable actions to protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; promptly advise Administrative Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property material to its business of which it becomes aware; not suffer any material claim of infringement asserted in any third party suit or proceeding that could reasonably be expected to have a Material Adverse Effect unless such claim is dismissed within thirty (30) days from initiation thereof or Borrower Representative has demonstrated to Administrative Agent’s reasonable satisfaction that such proceedings are without merit and adequate reserves have been taken; and not allow any Intellectual Property material to the Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent.
(b)Provide written notice to Administrative Agent prior to any Loan Party entering or becoming bound by any Restricted License (other than off the shelf software and services that are commercially available to the public), and use commercially reasonable efforts to obtain, or cause such Loan Party to obtain, the consent of, or waiver in form satisfactory to Administrative Agent from any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Trustee to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, and (ii) Collateral Trustee to have the ability in the event of a liquidation of any Collateral to dispose of such Restricted License together with other Collateral in accordance with Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents.
6.8Litigation Cooperation.  From the Closing Date and continuing through the termination of this Agreement, make available to Administrative Agent, Collateral Trustee and any Lender, without expense to Administrative Agent, Collateral Trustee or such Lender, as applicable, during normal business hours and upon reasonable prior notice, each Loan Party and its officers, employees and agents and each Loan Party’s books and records, to the extent that Administrative Agent, Collateral Trustee or such Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Administrative Agent, Collateral Trustee or such Lender with respect to any Collateral or relating to such Loan Party.
6.9Access to Collateral; Books and Records.  Allow Administrative Agent, Collateral Trustee, or its respective agents, to inspect the Collateral and audit and copy such Loan Party’s Books in accordance with Section 6.13.  Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Administrative Agent shall determine is necessary.  The foregoing inspections and audits shall be at Borrowers’ expense.
6.10Financial Covenant – Minimum Liquidity.  Maintain Unrestricted Cash of at least $25,000,000 at all times, provided however, that this minimum liquidity covenant shall automatically be deemed waived during any period in which the Market Capitalization exceeds $250,000,000, for as long as such condition is met.  For the sake of clarity, at any time that the Market Capitalization is below the above threshold, the minimum liquidity covenant shall apply at all times.
6.11Joinder of Subsidiaries; MSC Subsidiary.
(a)No later than fifteen (15) days after such time as a Loan Party or any of its Subsidiaries forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, or at any time upon request of Administrative Agent with respect to any Subsidiary whether existing as of the Closing Date or thereafter created or acquired: (a) promptly, and in any event within five (5) days of creation, acquisition or request, as applicable, provide written notice to Administrative Agent together with certified copies of the Operating Documents for such Subsidiary, and (b) promptly, and in any event within thirty (30) days of formation or creation, or upon Administrative Agent’s request, as applicable: (i) take all such action as may be reasonably required by Administrative Agent to cause the applicable Subsidiary (other than any MSC Subsidiary), to either: (A) provide a joinder to this Agreement pursuant to which such Subsidiary becomes a Loan Party hereunder, or (B) guarantee the Obligations and grant a security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit B), in each case together with such Account Control Agreements and other documents, instruments and agreements reasonably requested by Administrative Agent, all in form and substance satisfactory to Administrative Agent (including being sufficient to grant Collateral Trustee a first priority Lien, subject to Permitted Liens, in and to the assets of such Subsidiary consistent with the scope of the “Collateral” hereunder, provided that the Loan Parties shall not be required to take such action with respect to any Subsidiary that is not a Material Subsidiary (as defined in Section 6.11(b)), and (ii) and to pledge all of the direct or beneficial Equity Interests in such Subsidiary.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.11 shall be a Loan Document.
(b)Borrowers shall not permit Subsidiaries which are not Loan Parties (other than the MSC Subsidiary), in the aggregate to maintain (i) cash and other assets with an aggregate value for all such Subsidiaries in excess of 5.0% of consolidated assets, (ii) revenue in excess of 5.0% of consolidated revenues for any twelve month period then ended, (iii) any Intellectual Property which is material to the business of Borrowers as a whole, or (iv) any contracts which are material to the business of Borrowers as a whole (any such Subsidiary, a “Material Subsidiary”), without causing one or more of such Subsidiaries to enter into a joinder or guaranty in form satisfactory to Administrative Agent with respect to the Obligations as Administrative Agent may request within fifteen days (or such other period as Administrative Agent may agree in writing), such that compliance with clauses (i) through (iv) shall be restored.
(c)At any time that the MSC Subsidiary maintains assets, Borrowers shall cause the MSC Investment Conditions to be met.
6.12Property Locations.
(a)Provide to Administrative Agent at least ten (10) days’ prior written notice before adding any new offices or business or Collateral locations, including warehouses (unless such new offices or business or Collateral locations qualify as Excluded Locations).
(b)With respect to any property or assets of a Loan Party located with a third party, including a bailee, datacenter or warehouse (other than Excluded Locations), the applicable Loan Party shall use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location, including an acknowledgment from each of the third parties that it is holding or will hold such property, subject to Collateral Trustee’s security interest.
(c)With respect to any property or assets of a Loan Party located on leased premises (other than Excluded Locations), the applicable Loan Party shall use its commercially reasonable efforts to cause such third party to execute and deliver a Collateral Access Agreement for such location.
6.13Management Rights.  Any representative of Administrative Agent shall have the right at reasonable times and intervals to meet with management and officers of Borrowers to discuss such books of account and records.  In addition, Administrative Agent shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrowers concerning significant business issues affecting Borrowers.  Such consultations shall not unreasonably interfere with any Loan Party’s business operations.
6.14Right to Invest.  In connection with any Qualified Financings consummated after the Closing Date, subject to compliance with all applicable securities laws, rules and regulations, Designated Holders shall have the right, in their respective discretion to participate in any Qualified Financing that is exempt from the registration requirements of the Securities Act and, with respect to any Qualified Financing that is registered under the Securities Act, Borrower Representative agrees to use commercially reasonable efforts to provide Designated Holders or their respective assignees or nominees with the opportunity to invest in each such Qualified Financing if it is lawful to do so (or if the Qualified Financing is an underwritten public offering pursuant to a registration statement under the Securities Act, to use commercially reasonable efforts to cause the underwriters for such offering to offer Designated Holders an allocation of securities in such offering), on the same terms, conditions and pricing afforded to other investors participating in such Qualified Financing; provided further that the maximum aggregate investment amount by Designated Holders for all participation in Qualified Financings pursuant to this Section 6.14 shall be $5,000,000, provided further that with respect to any single Qualified Financing, Designated Holders shall not have the right to invest more than 10% of the total net cash proceeds of such Qualified Financing unless otherwise agreed by Borrower Representative.  Borrower Representative shall provide written notice to Administrative Agent not later than the date upon which potential investors are notified of a Qualified Financing, and if a Designated Holder desires to exercise its right to participate in such Qualified Financing, Designated Holder shall cooperate to consummate its investment in such closing promptly upon receipt of documentation with respect thereto.  Borrower Representative shall not take any action to avoid or seek to avoid the observance or performance of any of the obligations pursuant to this Section 6.14, but will at all times in good faith assist in the carrying out the same and take all such action as may be necessary or appropriate, but only to the extent permitted by law, to protect the rights of Designated Holders and their respective assignees or nominees hereunder against impairment. This Section 6.14 does not constitute an offer to sell securities of the Company.
6.15Further Assurances.  Execute any further instruments and take further action as Administrative Agent or Collateral Trustee reasonably request to perfect or continue Collateral Trustee’s Lien in the Collateral or to effect the purposes of this Agreement.
7.NEGATIVE COVENANTS

No Loan Party shall, or shall cause or permit any of its Subsidiaries to, do any of the following:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”) all or any part of its business or property, except for Permitted Transfers.
7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in any business other than the businesses currently engaged in by such Person, as applicable, or reasonably related thereto; (b) cease doing business, or liquidate or dissolve; (c) fail to provide notice to Administrative Agent of any Key Person departing from or ceasing to be employed by a Loan Party within five (5) days thereof; (d)  permit or suffer a Change in Control; or (e) without at least ten (10) days prior written notice to Administrative Agent (i) change its jurisdiction of organization, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change its organizational number (if any) assigned by its jurisdiction of organization.
7.3Mergers or Acquisitions.  Merge or consolidate with any other Person (except if concurrently with, and as a condition to the effectiveness of, the closing of such merger or consolidation, the Obligations shall be repaid in full, in cash), or acquire all or substantially all of the capital stock or property of another Person or business line of another Person (but excluding any exclusive license to intellectual property or product rights)) or enter into any agreement to do any of the same, provided that a Subsidiary may merge or consolidate into another Subsidiary or into a Loan Party that in any such merger or consolidation involving a Loan Party, such Loan Party shall be the surviving entity.
7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.
7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or otherwise permit any Collateral not to be subject to the first priority security interest granted herein, except in connection with Permitted Liens permitted to have priority over Collateral Trustee’s Lien, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Trustee) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Loan Party or Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of such Loan Party’s or Subsidiary’s Intellectual Property, except in connection with restrictions in the Ordinary Course of Business in connection with licenses of Intellectual Property constituting a Permitted Transfer with respect to the Intellectual Property subject to such license.
7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6(b).
7.7Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any Equity Interests provided that (i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower Representative may convert Subordinated Debt issued by Borrower Representative into Equity Interests issued by Borrower Representative pursuant to the terms of such Subordinated Debt and to the extent permitted under the terms of the applicable subordination or intercreditor agreement; (iii) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of Borrower Representative or such Subsidiary, as applicable; (iv) Borrower Representative may make cash payments in lieu of fractional shares; any Subsidiary of Borrower Representative may pay dividends or make other distributions in cash or other assets to Borrower Representative or to another Subsidiary of Borrower Representative,, and (v) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative pursuant to stock repurchase agreements approved by Borrower Representative’s Board so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed $250,000 per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments.
7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Loan Party, except for (a) transactions that are  on fair and reasonable terms that are no less favorable to such Person than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) bona fide rounds of Subordinated Debt or equity financing by existing investors in Borrower Representative for capital raising purposes, and (c) director, officer and employee compensation and other customary benefits including retirement, health, stock option and other benefit plans and indemnification arrangements approved by Borrower Representative’s Board.
7.9Subordinated Debt; Payments of Royalty and Milestone Payments.  (a) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations, (c) make or permit payment in respect of any Royalty and Milestone Payments in excess of $500,000 per fiscal year except in accordance with Schedule 5, as the same may be updated from time to time by Borrower Representative, subject to Administrative Agent’s reasonable review and approval, and (d) amend or modify any agreement giving rise to Royalty and Milestone Payments if as a result thereof, any such payments in excess of $500,000 expected to come due during the term of this Agreement would be materially increased or the due date thereof would be materially accelerated, except as set forth in an updated Schedule 5 delivered from time to time by Borrower Representative, subject to Administrative Agent’s reasonable review and approval, provided that in case of each of clauses (c) and (d), Administrative Agent shall not unreasonably withhold or delay approval of an updated Schedule 5, subject to receipt of an updated budget and financing plan that demonstrate to Administrative Agent’s reasonable satisfaction that there is sufficient Liquidity to satisfy additional payments when due.
7.10Compliance.  Become an “investment company” or a company, controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; take any action or fail to take any action (or suffer any other Person to do so), to the extent the same would cause the representations set forth in Section 5.11(c) to be untrue; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Effect; withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Loan Party or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Any Loan Party fails to pay any Obligations after such Obligations are due and payable.
8.2Covenant Default.
(a)A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6, or violates any covenant in Section 7; or
(b)A Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the occurrence thereof.
8.3Material Adverse Effect.  An event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect, provided that for purposes of this Section 8.3 only, the occurrence of any single failure in or of a clinical trial, shall not, in and of itself, be deemed to constitute a Material Adverse Effect.
8.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of a Loan Party or of any of its Subsidiaries, or (ii) a notice of Lien or levy is filed against the assets of any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same under clauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Loans shall be made during any ten (10) day cure period; or
(b)(i) Any material portion of the assets of a Loan Party or any of its Subsidiaries is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Loan Party or any of its Subsidiaries from conducting all or any material part of its business.
8.5Insolvency.  (a) A Loan Party or any of its Subsidiaries, as a whole, is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Loan Parties’ assets is less than the aggregate sum of its liabilities, or the Loan Parties; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Loans shall be made while any of the conditions described in this Section 8.5 exist and/or until any Insolvency Proceeding is dismissed).
8.6Other Agreements.  There is, under any agreement to which a Loan Party or any of its Subsidiaries is a party with a third party or parties, (a) any breach or default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness or otherwise require payments in an amount individually or in the aggregate in excess of $500,000 (except (i) if such third party is restricted from accelerating the maturity of such Indebtedness or requiring such payment, including pursuant to the terms of a subordination or similar agreement entered into with respect to the Obligations; or (ii) if such payment in the case of obligations that do not constitute Indebtedness is disputed in good faith by such Loan Party and does not entitle the third party to terminate the agreement or exercise any other material remedy in lieu of termination), or (b) any other breach or default by a Loan Party or a Subsidiary of such Loan Party under such agreement (including any Material IP Agreement), the result of which could reasonably be expected to have a Material Adverse Effect.

8.7Judgments; Penalties.  One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least $250,000 shall be rendered against a Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within twenty(20) days after the entry, assessment or issuance thereof, vacated, or after execution thereof, stayed or bonded pending appeal, (provided that no Loans will be made prior to the vacation, stay, or bonding of such fine, penalty, judgment, order or decree).
8.8Misrepresentations.  Any Loan Party or any Person acting for such Loan Party makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Administrative Agent, Collateral Trustee or any Lender or to induce Administrative Agent, Collateral Trustee or any Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made.
8.9Subordinated Debt.  Any Subordination Agreement governing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any party thereto shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by this Agreement.
8.10Governmental Approval.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, and such revocation, rescission, suspension, modification or non-renewal has, or could reasonably be expected to have, a Material Adverse Effect.
8.11Guaranty.  Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect.
9.Collateral Trustee’S RIGHTS AND REMEDIES
9.1Acceleration.  Upon the occurrence and during the continuation of an Event of Default, Administrative Agent, is entitled, without notice or demand, to declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Administrative Agent), and to stop advancing money or extending credit for any Borrower’s benefit under this Agreement (and each Lender’s Commitment shall be deemed terminated as long as an Event of Default has occurred and is continuing).
9.2Rights.  Upon the occurrence and during the continuation of an Event of Default, Collateral Trustee is entitled, at the direction of Administrative Agent, subject to the terms of the Collateral Trust Agreement, without notice or demand, to do any or all of the following, to the extent not prohibited by applicable law:
(a)verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Administrative Agent may determine is advisable, and notify any Person owing a Loan Party money of Collateral Trustee’s security interest in such funds;
(b)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral;
(c)ratably apply to the Obligations any amount held by Collateral Trustee owing to or for the credit or the account of a Loan Party;
(d)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;
(e)deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Account Control Agreement or similar agreements providing control of any Collateral;
(f)demand and receive possession of any Loan Party’s Books; and

(g)exercise all rights and remedies available to Collateral Trustee under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Loan Parties shall assemble the Collateral if Collateral Trustee requests and make it available as Collateral Trustee designates.  Collateral Trustee may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Each Loan Party grants Collateral Trustee a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Trustee’s rights or remedies.  Collateral Trustee is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, a Loan Party’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Trustee’s exercise of its rights under this Section, a Loan Party’s rights under all licenses and all franchise agreements inure to Collateral Trustee’s benefit.  If, after the acceleration of the Obligations, a Loan Party receives proceeds of Collateral, such Loan Party shall deliver such proceeds to Collateral Trustee, for the benefit of the Secured Parties, to be applied to the Obligations.

9.3Power of Attorney.  Each Loan Party hereby irrevocably appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, exercisable upon the occurrence and during the continuation of an Event of Default, to:  (a) send requests for verification of Accounts or notify Account Debtors of Collateral Trustee’s security interest and Liens in the Collateral; (b) endorse such Loan Party’s name on any checks or other forms of payment or security; (c) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (d) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Administrative Agent or Collateral Trustee determine reasonable; (e) make, settle, and adjust all claims under such Loan Party’s insurance policies; (f) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) transfer the Collateral into the name of Collateral Trustee or a third party as the Code permits; and (h) dispose of the Collateral.  Each Loan Party further hereby (i) appoints Collateral Trustee (and any of Collateral Trustee’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred or is continuing to: (A) sign such Loan Party’s name on any documents and other Security Instruments necessary to perfect or continue the perfection of, or maintain the priority of, Collateral Trustee’s security interest in the Collateral, and (B) upon the occurrence and during the continuation of an Event of Default, take any and all such actions as Collateral Trustee may reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral or any of the rights, remedies, powers or privileges of Collateral Trustee under this Agreement or the other Loan Documents, and (ii) appoints Administrative Agent (and any of Administrative Agent’s partners, managers, officers, agents or employees) as its lawful attorney-in-fact, with full power of substitution, regardless of whether or not an Event of Default has occurred and is continuing, to take all such actions which such Loan Party is required, but fails to do under the covenants and provisions of the Loan Documents (which failure continues for ten Business Days after written notice to the Borrower Representative).  The foregoing appointments of Collateral Trustee and Administrative Agent as each Loan Party’s attorney in fact, and all of Collateral Trustee’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) have been fully repaid, in cash, and otherwise fully performed and all commitments to make Loans hereunder have been terminated.
9.4Protective Payments.  If a Loan Party fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Collateral Trustee may obtain such insurance or make such payment, and all amounts so paid by Collateral Trustee are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral.  Collateral Trustee will make reasonable efforts to provide Borrower Representative with notice of Collateral Trustee obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Collateral Trustee are deemed an agreement to make similar payments in the future or Collateral Trustee’s waiver of any Event of Default.

9.5Application of Payments and Proceeds Upon Default.  If an Event of Default has occurred and is continuing, Collateral Trustee shall have the right to apply in any order any funds in its possession, whether payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations, for the benefit of the Secured Parties.  Collateral Trustee shall pay any surplus to Borrowers by credit to the Deposit Account designated by Borrowers or as directed by a court of competent jurisdiction.  Borrowers shall remain liable to Collateral Trustee and Lenders for any deficiency.  If Collateral Trustee, as directed by Administrative Agent in Administrative Agent’s good faith business judgment, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Collateral Trustee may, at the direction of Administrative Agent, either reduce the Obligations by the principal amount of the purchase price or defer the reduction of the Obligations until the actual receipt by Collateral Trustee of cash or immediately available funds therefor.
9.6Collateral Trustee’s Liability for Collateral.  Collateral Trustee shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Loan Parties bear all risk of loss, damage or destruction of the Collateral, except to the extent that any of the foregoing have been found by a final judgment of a court of competent jurisdiction to be the result of Collateral Trustee’s gross negligence or willful misconduct.
9.7No Waiver; Remedies Cumulative.  Any failure by Administrative Agent, Collateral Trustee or any Lender, at any time or times, to require strict performance by each Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Administrative Agent, Collateral Trustee or any Lender thereafter to demand strict performance and compliance herewith or therewith.  Collateral Trustee’s rights and remedies under this Agreement and the other Loan Documents are cumulative.  Collateral Trustee has all rights and remedies provided under the Code, by law, or in equity.  Collateral Trustee or any Lender’s exercise of one right or remedy is not an election and shall not preclude Collateral Trustee or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and any waiver of any Event of Default is not a continuing waiver.  Any delay in exercising any remedy is not a waiver, election, or acquiescence.
9.8Demand Waiver.  Each Loan Party waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension, or renewal of accounts, documents, instruments or chattel paper.
9.9Shares.  Each Loan Party recognizes that Collateral Trustee may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  Collateral Trustee shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state securities laws, even if such issuer would agree to do so.
10.NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below.  Administrative Agent, Collateral Trustee, Lenders and Loan Parties may change their respective mailing or electronic mail addresses by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	Elevation Oncology, Inc. 888 Seventh Ave, 12th Floor New York, NY 10106 Attention: Joseph Ferra, Chief Financial Officer Email: [*]

With a copy, not constituting notice, to:	Fenwick & West LLP 1191 Second Avenue, 10th Floor Seattle, WA 98101 Attention: Ryan Mitteness Email: rmitteness@fenwick.com

If to Collateral Trustee:	ANKURA TRUST COMPANY, LLC 140 Sherman Street, Fourth Floor Fairfield, CT 06824 Attention: [*] Email: [*]
With a copy, not constituting notice, to:	ROPES & GRAY LLP 10250 Constellation Boulevard Los Angeles, CA 90067 Attn: [*] Email: [*]

If to Administrative Agent or Lenders:

K2 HEALTHVENTURES LLC

855 Boylston Street, 10th Floor

Boston, MA 02116

For Loan Requests, monthly reporting, Compliance Certificates, and other regular reporting deliverables:

Attention: [*]

Email: [*]; [*]; [*]

For all other notices:

Attention: Legal Notices

Email: [*]

With a copy to (but not constituting notice, and excluding Loan Requests and regular reporting):	SIDLEY AUSTIN LLP 1001 Page Mill Rd., Bldg. 1 Palo Alto, CA 94304 Attention: [*] Email: [*]

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, this Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.  Each Loan Party hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent, Collateral Trustee or any Lender.  Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided by such Loan Party in accordance with, Section 10 and that service so made shall be deemed completed upon the earlier to occur of Loan Party’s actual receipt thereof or three (3) Business Days after deposit in the U.S. mails, proper postage prepaid.  Each Loan Party hereby expressly waives any claim to assert that the laws of any other jurisdiction govern this Agreement.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH Loan Party AGREES THAT IT SHALL NOT SEEK FROM Administrative Agent, Collateral Trustee or any lender UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.GENERAL PROVISIONS
12.1Termination Prior to Term Loan Maturity Date; Survival; Release of Collateral.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied in full, in cash and all commitments to extend credit pursuant to this Agreement have terminated (such date, the “Discharge Date”).  So long as Borrowers have satisfied the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist and any other obligations which, by their terms, are to survive the termination of this Agreement), this Agreement and any remaining commitments to extend credit may be terminated prior to the Term Loan Maturity Date by Borrowers, by written notice of termination to Lenders.  Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.  Promptly after the Discharge Date, Administrative Agent shall direct Collateral Trustee to deliver evidence of the release of Collateral.  The Collateral Trustee hereby agrees that any Liens granted to Collateral Trustee by Borrower or any of its Subsidiaries on any Collateral shall be automatically released (a) in accordance with this Section 12.1, upon the satisfaction in full, in cash, of the  Obligations and termination of this Agreement (other than contingent indemnity obligations, and any obligations which, by their terms, are to survive the termination of this Agreement), (b) if such Collateral is sold, transferred or otherwise disposed of by Borrower or any of its Subsidiaries pursuant to any sale, transfer or other disposition that is made in compliance with, and subject to the terms and condition of, this Agreement. Upon Borrower’s reasonable request and at Borrower’s sole cost and expense, Administrative Agent shall execute, deliver or authorize such documents as may be reasonably required to evidence any release described above.
12.2Successors and Assigns.
(a)Successors and Assigns Generally.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  No Loan Party may assign this Agreement or any rights or obligations under it without Lenders’ prior written consent (which may be granted or withheld in each Lender’s discretion).  Each Lender has the right, without the consent of or notice to Loan Parties, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, prior to the occurrence of an Event of Default that is continuing, Administrative Agent and each Lender shall not assign any interest in the Loan  Documents to any Person who is a direct competitor of the Loan Parties.

(b)Assignment by Lenders.  Each Lender may at any time assign to one or more eligible assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitment and the Loans at the time owing to it), subject to any restrictions on such assignment set forth in the other Loan Documents. Each such Lender shall notify the Administrative Agent of such assignment and deliver to the Administrative Agent a copy of any assignment and assumption agreement entered into in connection thereto.  Each Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender. Notwithstanding anything herein to the contrary, any pledge or assignment of all or a portion of the rights, or a security interest in such rights, of K2 HealthVentures LLC as a Lender made to an Affiliate of K2 HealthVentures LLC, shall only be made to K2 HealthVentures Equity Trust LLC.
(c)Register; Participant Register.  Administrative Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Loan Parties, any Lender and the Collateral Trustee at any reasonable time and from time to time upon reasonable prior notice.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3Indemnification.  Each Loan Party agrees to indemnify, defend and hold Administrative Agent, Collateral Trustee and each Lender and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against:  (i) all obligations, demands, claims, and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort) (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions among Administrative Agent, Collateral Trustee, Lenders and Loan Parties (including reasonable attorneys’ fees and expenses), except for Claims and/or losses to the extent directly caused by such Indemnified Person’s gross negligence or willful misconduct.  This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.  This Section 12.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
12.4Borrower Liability.  If any Person is joined to this Agreement as a Borrower, the following provisions shall apply:  Each Borrower hereunder shall be jointly and severally obligated to repay all Loans made hereunder, regardless of which Borrower actually receives said Loan, as if each Borrower hereunder directly received all Loans.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Trustee to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Collateral Trustee may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Trustee under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other

Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by such Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Lenders and such payment shall be promptly delivered to Collateral Trustee, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.
12.5Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.
12.6Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.7Correction of Loan Documents.  Administrative Agent may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Administrative Agent provides Loan Parties with written notice of such correction and allows Loan Parties at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Administrative Agent and Loan Parties.
12.8Amendments in Writing; Waiver; Integration.  No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be effective except pursuant to an agreement in writing by the parties thereto, and in case of this Agreement, pursuant to an agreement in writing entered into by Borrowers, Administrative Agent, the Required Lenders and Collateral Trustee, provided that Collateral Trustee’s approval shall not be required for any amendment or supplement that has the effect solely of (i) adding or maintaining Collateral, securing additional Obligations that are otherwise permitted by the terms of this Agreement to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of Collateral Trustee therein; (ii) curing any ambiguity, defect or inconsistency; (iii) providing for the assumption of a Borrower’s or Guarantor’s Obligations under any Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of a Borrower or Guarantor, as applicable; (iv) making any change that would provide any additional rights or benefits to the Administrative Agent, any Lender or Collateral Trustee or that does not adversely affect the legal rights under this Agreement or any other Loan Document of Collateral Trustee; or (v) to the extent the Collateral Trust Agreement provides that Collateral Trustee’s approval is not required.  It is agreed that any change (i) to the definition of “Designated Holder”, (ii) the rights of a Designated Holder, or (iii) the final sentence of Section 12.2(b) (and any change to this Agreement that would modify the consent required pursuant to this sentence) shall require the consent of the Collateral Trustee.  Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document.  Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver.  The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations among the parties about the subject matter of the Loan Documents merge into the Loan Documents.
12.9Counterparts; Electronic Execution of Documents.  This Agreement and any other Loan Documents, except to the extent otherwise required pursuant to the terms thereof, may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.  The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.  Delivery of an executed counterpart of a signature page of any Loan Document by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart of such Loan Document.

12.10Confidentiality; Publicity.
(a)In handling any confidential information, Administrative Agent, Collateral Trustee and each Lender agree to hold in confidence and not disclose Borrowers’ confidential information except as expressly provided herein, and shall, exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made, on a confidential basis and subject to customary confidentiality arrangements: (a) to its Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Loans; (c) as required by law, regulation, subpoena, or other order and in connection with reporting obligations applicable to Administrative Agent, Collateral Trustee or such Lender, including pursuant to the Exchange Act, (d) to Administrative Agent, Collateral Trustee or such Lender’s regulators or as otherwise required in connection with any examination or audit; (e) as Administrative Agent, Collateral Trustee or such Lender considers appropriate in connection with the exercise of remedies with respect to the Obligations; and (f) to third-party service providers of Administrative Agent, Collateral Trustee or such Lender so long as such service providers are bound by confidentiality terms not more permissive than the terms hereof.  Confidential information does not include information that is either: (i) in the public domain or in Administrative Agent, Collateral Trustee or any Lender’s possession when disclosed to Administrative Agent, Collateral Trustee or such Lender, as applicable, or becomes part of the public domain (other than as a result of its disclosure by Administrative Agent, Collateral Trustee or such Lender in violation of this Agreement) after disclosure to Administrative Agent, Collateral Trustee or such Lender, as applicable; or (ii) disclosed to Administrative Agent, Collateral Trustee or such Lender by a third party, if Administrative Agent, Collateral Trustee or such Lender, as applicable, does not know that the third party is prohibited from disclosing the information.  The provisions of this paragraph shall survive the termination of this Agreement.
(b)No party hereto shall publicize or use another party’s name or logo, or hyperlink to such other parties’ website, describe the relationship of the parties or the transaction contemplated by this Agreement, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”) without prior written notice to the party that is the subject of the proposed Publicity Materials, together with a draft (or, if Publicity Materials are not proposed to be delivered in written form, an outline of the content to be included) so as to provide such subject party a reasonable opportunity to review prior to publication, and each party agrees, in connection with any Publicity Materials proposed by such party to reasonably consider requested changes or corrections requested by the party that is the subject of such Publicity Materials in good faith, and upon request, to provide the final form prior to publication or other dissemination.
12.11Borrower Representative.  Each of the Borrowers hereby appoints Borrower Representative to act as its exclusive agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of any Loan).  Each of the Borrowers acknowledges and agrees that (a) Borrower Representative may execute such documents on behalf of any Borrower as Borrower Representative deems appropriate in its sole discretion and each Borrower shall be bound by and obligated by all of the terms of any such document executed by Borrower Representative on its behalf, (b) any notice or other communication delivered hereunder to Borrower Representative shall be deemed to have been delivered to each Borrower and (c) Administrative Agent, Collateral Trustee and any Lender shall accept (and shall be permitted to rely on) any document or agreement executed by Borrower Representative on behalf of Borrowers (or any of them).  Each Borrower must act through the Borrower Representative for all purposes under this Agreement and the other Loan Documents.  Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any Borrower to interact in any manner with Administrative Agent, Collateral Trustee or any Lender, such Borrower shall do so through Borrower Representative.
12.12Captions.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
12.13Construction of Agreement.  The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement.  In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.
12.14Relationship.  The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement.  The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15Third Parties.  Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
12.16Appointment of Collateral Trustee.
(a)Each Lender hereby appoints Collateral Trustee to act on behalf of the Secured Parties as collateral agent under this Agreement and the other Loan Documents, and to hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, all in accordance with the terms of the Collateral Trust Agreement.  The provisions of this Section 12.16 are solely for the benefit of Collateral Trustee, Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  The Collateral Trustee shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto.  The duties of the Collateral Trustee shall be mechanical and administrative in nature and Collateral Trustee shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.  The Collateral Trustee may resign or be removed or replaced, and a successor Collateral Trustee may be appointed in accordance with the terms and subject to the conditions of the Collateral Trust Agreement.
(b)Each Lender hereby agrees that upon receipt of instruction from the Administrative Agent Collateral Trustee shall be entitled to take or refrain from taking such action, and shall be entitled to take all such actions set forth in the Collateral Trust Agreement.
(c)Neither Collateral Trustee nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limitation of the generality of the foregoing, Collateral Trustee:  (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
12.17Appointment of Administrative Agent.
(a)Each Lender hereby appoints Administrative Agent to act on behalf of Lenders as administrative agent under this Agreement and the other Loan Documents.  The provisions of this Section 12.17 are solely for the benefit of Administrative Agent and Lenders and no Loan Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Administrative Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Loan Party or any other Person.  Administrative Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents, together with such powers as are reasonably related thereto.  The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.

(b)If Administrative Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders, and Administrative Agent shall incur no liability to any Person by reason of so refraining.  Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document for any reason.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Lenders.
(c)Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by Administrative Agent.  Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties.  The exculpatory provisions of this Section 12.17 shall apply to any such sub-agent and to the related parties of such Administrative Agent and any such sub-agent.  No Administrative Agent shall be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(d)Neither Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limitation of the generality of the foregoing, Administrative Agent:  (i) may consult with legal counsel, independent chartered accountants and other experts and consultants selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or consultants; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Loan Party or to inspect the Collateral (including the books and records) of any Loan Party; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by email, telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.
(e)With respect to its Commitments and Loans hereunder, Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity (to the extent it holds any Obligations owing to Lenders or Commitments hereunder).  Administrative Agent and each of its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Loan Party, any of their Affiliates and any Person who may do business with or own securities of any Loan Party or any such Affiliate, all as if Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders.  Administrative Agent and its Affiliates may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
(f)Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, made its own credit and financial analysis of the Loan Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

(g)Each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable and documented counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Loan Parties.
(h)Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders, Collateral Trustee and Borrower Representative.  Upon any such resignation, Lenders shall have the right to appoint a successor Administrative Agent that may be the Collateral Agent.  If no successor Administrative Agent shall have been so appointed by Lenders and shall have accepted such appointment within thirty (30) days after Administrative Agent’s giving notice of resignation, then Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender or the Collateral Agent, if a Lender or Collateral Agent is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution has combined capital of at least $300,000,000.  If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as Lenders appoint a successor Administrative Agent as provided above.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent.  Upon the earlier of the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity, expense reimbursement or other rights in favor of such resigning Administrative Agent shall continue.  After any resigning Administrative Agent’s resignation hereunder, the provisions of this Section 12.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.  Notwithstanding the foregoing, as long as K2 HealthVentures LLC is a Lender pursuant to this Agreement, K2 HealthVentures LLC shall not resign as Administrative Agent unless a successor Administrative Agent is appointed concurrently with such resignation, which successor Administrative Agent shall have the wherewithal to perform, and shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent under this Agreement and the other Loan Documents.
(i)In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, with the prior written consent of Administrative Agent, each Lender and each holder of any Obligation is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Loan Party or any Subsidiary of a Loan Party (regardless of whether such balances are then due to such Loan Party or such Subsidiary) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of any Loan Party or any Subsidiary of a Loan Party against and on account of any of the Obligations which are not paid when due.  Any Lender or holder of any Obligation exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares and in accordance with the terms of this Agreement relating to the priority of the repayment of the Obligations.  Each Loan Party agrees, to the fullest extent permitted by law, that (i) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (ii) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers’ Lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.
(j)Nothing in this Agreement or the other Loan Documents shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.  To the extent that Administrative Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Administrative Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.
(k)If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrowers and such related payment is not received thereby, then Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.
(l)If Administrative Agent determines at any time that any amount received thereby under this Agreement shall be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrowers or such other Person, without set-off, counterclaim or deduction of any kind.
(m)Administrative Agent will use reasonable efforts to provide Lenders with any written notice of Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Loan Party; provided, however, that Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
(n)Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender and with Administrative Agent that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of set-off) without first obtaining the prior written consent of the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Administrative Agent at the request of Required Lenders.
13.GUARANTY
13.1Guaranty.  Each Guarantor, including Parent, who has executed this Agreement as of the date hereof, together with each Loan Party who accedes to this Agreement as a Guarantor after the date hereof pursuant to Section 6.11 hereby, jointly and severally, unconditionally and irrevocably, guarantees the prompt and complete payment and performance by Borrowers and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:
(a)each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any exercise or enforcement of any remedy of any Secured Party or that any Secured Party may have against a Borrower, or any other Guarantor or other Person liable in respect of the Obligations, or all or any portion of the Collateral;

(b)Administrative Agent, on behalf of Secured Parties, may enforce this guaranty notwithstanding the existence of any dispute between any Secured Party and any Loan Party with respect to the existence of any Event of Default; and
(c)notwithstanding anything in this Article 13 to the contrary, the Collateral Trustee shall be the only party with the right to enforce any of the Collateral or take other security.
13.2Maximum Liability.  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state provincial or territorial laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 13.5).
13.3Termination.  The guaranty pursuant to this Section 13 shall remain in full force and effect until the date the Obligations have been paid in full in cash, and all commitments to extend credit have been terminated.
13.4Unconditional Nature of Guaranty.  No payment made by a Borrower, Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from a Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the date the Obligations are paid in full in cash.
13.5Right of Contribution
(a)If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 13.6.  The provisions of this Section 13.5 shall in no respect limit the obligations and liabilities of any Guarantor pursuant to the Loan Documents, and each Guarantor shall remain liable for the full amount guaranteed by such Guarantor hereunder.
(b)Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Loan Party or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party in respect of payments made by such Guarantor hereunder, in each case, until the Termination Date.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the ratable benefit of the Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied to the Obligations, irrespective of the occurrence or the continuance of any Event of Default.
13.6Amendments, etc. with respect to the Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and this Agreement, the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with their respective terms, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee pursuant to this Section 13 or any property subject thereto.

13.7Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consent.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon the guaranty contained in this Section 13 or acceptance of this guaranty.  The Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty.  All dealings between Borrowers, Guarantors and any Secured Party shall be conclusively presumed to have been had or consummated in reliance upon this guaranty.  Each Guarantor further waives:
(a)diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any of the other Guarantors with respect to the Obligations;
(b)the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;
(c)any defense arising by reason of any lack of corporate or other authority or any other defense of any Borrower, such Guarantor or any other Person;
(d)any defense based upon errors or omissions by any Secured Party in the administration of the Obligations;
(e)any rights to set-offs and counterclaims;
(f)any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Obligations for reimbursement; and
(g)without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 13 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations, or of such Guarantor under this guaranty, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to any Loan Party or any other Person, (v) any amalgamation, merger, acquisition, consolidation or change in structure of any Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Equity Interests of any Loan Party or any other Person, (vi) any assignment or other transfer, in whole or in part, of Secured Parties’ interests in and rights under this Agreement or the other Loan Documents, including the right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vii) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Obligations, and (viii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of any Guarantor to Secured Parties.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, Secured Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto.  Any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.8Modifications of Obligations.  Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor:  (a) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of a Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for a Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the applicable Secured Party may deem proper; (d) in addition to the Collateral, Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) Secured Parties may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (f) Secured Parties may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of a Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the applicable Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.
13.9Reinstatement.  The guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.
13.10No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except in writing in accordance with Section 12.8), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which any Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
13.11Enforcement Expenses; Indemnification.  Each Guarantor agrees to pay or reimburse Secured Parties for all its costs and expenses incurred in collecting against such Guarantor under this guaranty or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel.

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[signature page to loan and security agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.

BORROWER:
Elevation Oncology, Inc. By /s/ Joseph Ferra Name: Joseph Ferra Title: Chief Financial Officer

GUARANTOR:

LEGAL 4886-6287-0571v.3

[signature page to loan and security agreement]

Beth Micena Beth Micena
Collateral Trustee: ANKURA TRUST COMPANY, LLC By: /s/ Beth Micena Name: Beth Micena Title: Senior Director

[signature page to loan and security agreement]

: /s/ Parag Shah Parag Shah Managing Director and Chief Executive Officer
ADMINISTRATIVE AGENT: K2 HEALTHVENTURES LLC By: /s/ Parag Shah Name: Parag Shah Title: Managing Director and Chief Executive Officer
LENDER: K2 HEALTHVENTURES LLC By: /s/ Parag Shah Name: Parag Shah Title: Managing Director and Chief Executive Officer

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following capitalized terms have the following meanings:

“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Loan Party.

“Account Control Agreement” means any control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Loan Party maintains a Securities Account or a Commodity Account, one or more Loan Parties, and Collateral Trustee pursuant to which Collateral Trustee, for the benefit of the Secured Parties, obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Administrative Agent” has the meaning set forth in the preamble.

“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” has the meaning set forth in the preamble.

“Amortization Date” means March 1, 2025.

“Anti-Terrorism Order” means Executive Order No. 13,224 as of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Rate” means a variable annual rate equal to the greater of (i) 7.95%, and (ii) the sum of (A) the Prime Rate, plus (B) 3.20%.

“Automatic Payment Authorization” means the Automatic Payment Authorization in substantially the form of Exhibit F.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person.

“Books” are all of each applicable Loan Party’s books and records including ledgers, federal and state tax returns, records regarding such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrower” and “Borrowers” has the meaning set forth in the preamble.

“Borrower Representative” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, a Sunday or a day on which bank institutions in the City of New York or the Commonwealth of Massachusetts are authorized by law, regulation or executive order to remain closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof; (b) commercial paper and short-term corporate debt securities with maturities of not more than twelve (12) months from the date of acquisition having short-term ratings of at least A-2/P-2/F2 by at least two NRSROs; (c) corporate debt securities with maturities of not more than thirty-seven (37) months from the date of acquisition having long-term credit ratings of at least A- or A3 by at least one NRSRO, (d) money market funds having credit ratings of at least AAA or equivalent by at least one NRSRO, (e) asset-backed securities having credit ratings of at least AAA or equivalent by at least one NRSRO, or (f) other similar assets permitted by Borrower Representative’s investment policy that has been approved by Administrative Agent.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a sufficient number of Equity Interests of Borrower Representative ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the members of the Board of Borrower Representative, who did not have such power before such transaction; or (b) the Transfer of all or substantially all assets of Borrowers or of a material business line of Borrowers; or (c) Borrower Representative ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries or failing to have the power to direct or cause the direction of the management and policies of each such Subsidiary.

“Claims” has the meaning set forth in Section 12.3.

“Closing Date” has the meaning set forth in the preamble.

“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Trustee’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means any and all properties, rights and assets of each Loan Party described on Exhibit B, and any collateral securing the Obligations pursuant to any Guaranty or pursuant to any other Loan Document.

“Collateral Access Agreement” means an agreement with respect to a Loan Party’s leased location or bailee location, in each case in form and substance reasonably satisfactory to Administrative Agent and Collateral Trustee.

“Collateral Account” means any Deposit Account, Securities Account, or Commodity Account of a Loan Party, other than any Excluded Account.

“Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of the Closing Date, between Collateral Trustee and Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Collateral Trustee” has the meaning set forth in the preamble.

“Commitment” means, as to any Lender, the aggregate principal amount of Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Common Stock” means the common stock, par value $0.0001 per share of Borrower Representative.

“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit D.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Conversion Amount” has the meaning set forth in Section 2.2(e)(i).

“Conversion Election Notice” means a notice in the form attached hereto as Exhibit H.

“Conversion Price” means the lesser of (i) $2.6493 and (ii) the Next Equity Issuance Price, subject to adjustment in accordance with Section 2.2(e)(vi).

“Conversion Shares” has the meaning set forth in Section 2.2(e)(i).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections of a Person in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.3(b).

“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made, and includes any checking account, savings account or certificate of deposit.

“Designated Holder” means a Lender or any Affiliate designated by a Lender in the Conversion Election Notice with respect to any exercise of any Warrant or right to invest pursuant hereto, provided that the Designated Holder for K2 HealthVentures LLC and any successor, transferee or assignee thereof as Lender, which is an Affiliate of K2 HealthVentures LLC, shall be K2 HealthVentures Equity Trust LLC.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such

Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Excluded Account” means any (i) Deposit Account used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of such Loan Party’s employees and identified to Administrative Agent as such in the Perfection Certificate or following the Closing Date in the Compliance Certificate, provided that the aggregate balance maintained in such account shall not exceed the aggregate amount of payroll, payroll taxes and other employee wage and benefit payments to be made in the then next payroll period, and (ii) Deposit Accounts exclusively used for cash collateral and identified to Administrative Agent as such, securing reimbursement obligations permitted under clause (j) of the definition of “Permitted Indebtedness”, provided that the aggregate balance maintained in each such account shall not exceed the aggregate amount of such applicable reimbursement obligation.

“Excluded Assets” means the following assets: any permit, license, lease, contract or agreement to which a Borrower is a party, in each case, if and only if, and solely to the extent that, (i) the grant of a security interest therein shall constitute or result in a breach, termination or default or invalidity thereunder or thereof (other than to the extent that any such term would be deemed ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity) or (ii) such permit, license, lease, contract or agreement is an “off the shelf” license of intellectual property that is not material to the operation of the business of a Borrower or which can be replaced without a material expenditure; provided that immediately upon the time at which the consequences described in the foregoing clause (i) shall no longer exist, the Collateral shall include, and a Borrower shall be deemed to have granted a security interest in, all of a Borrower’s right, title and interest in such lease, license, contract or agreement; provided, however, that the proceeds of the foregoing shall not constitute an Excluded Asset, and provided further, that the Perfection Certificate indicates which, if any, of the licenses and similar agreements set forth therein, Borrower Representative has determined constitute an Excluded Asset in accordance with the foregoing, as the same may be updated or supplemented from time to time.

“Excluded Locations” means the following locations where Collateral may be located from time to time: (a) locations where mobile office equipment (e.g. laptops, mobile phones and the like) may be located with employees in the Ordinary Course of Business, and (b) other locations where, in the aggregate for all such locations, less than $[*] of Collateral is located.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain letter agreement, dated as of the date hereof, by and among Borrowers, Administrative Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“First Tranche Term Loan Commitment” means, as to any Lender, the aggregate principal amount of First Tranche Term Loans committed to be made by such Lender, as set forth on Schedule 1 hereto.

“Funding Date” means any date on which a Loan is made to or for the account of a Borrower which shall be a Business Day.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, provided, however, that if there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant or threshold in this Agreement, Lenders and Borrower Representative shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant or threshold with the intent of having the respective positions of Lender and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, and, until any such amendments have been agreed upon, such covenants and thresholds shall be calculated as if no such change in GAAP has occurred.

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of its Product.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” has the meaning set forth in the preamble.

“Guaranty” means any guarantee of all or any part of the Obligations, including pursuant to Section 13 hereof, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, (b) any reimbursement and other obligations for surety bonds and letters of credit, (c) obligations evidenced by notes, bonds, debentures or similar instruments, (d) capital lease obligations, and (e) Contingent Obligations.

“Indemnified Person” has the meaning set forth in Section 12.3.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Loan Party (or, as applicable, any of its Subsidiaries), all of such Loan Party’s or Subsidiary’s right, title, and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to such Person;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” means all “inventory” as defined in the Code in effect on the Closing Date with such additions to such term as may hereafter be made.

“Investment” means any beneficial ownership interest in any Person (including stock, partnership interest or other securities or Equity Interests), and any loan, advance or capital contribution to any Person, or the acquisition of all or substantially all of the assets or properties of another Person.

“Key Person” means the Chief Executive Officer, President and Chief Financial Officer of Borrower Representative.

“Lender” has the meaning set forth in the preamble.

“Lender Expenses” means all customary audit fees and reasonable, documented out of pocket expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) of Administrative Agent or Lenders for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Loan Party, including all reasonable, documented out of pocket costs, expenses and other amounts required to be paid by any Lender or the Administrative Agent in accordance with the Collateral Trust Agreement.

“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” means, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Fee Letter, the Collateral Trust Agreement, the Automatic Payment Authorization, the Account Control Agreements, the Collateral Access Agreements, any Subordination Agreement, any note, or notes or guaranties executed by a Loan Party, and any other present or future agreement by a Loan Party with or for the benefit of Collateral Trustee or any Lender in connection with this Agreement, all as amended, modified, supplemented, extended or restated from time to time.

“Loan Request” means a request for a Loan pursuant to this Agreement in substantially the form attached hereto as Exhibit C.

“Loans” means, collectively, the Term Loans, and any other loan from time to time made under this Agreement, and “Loan” means any of the foregoing.

“Margin Stock” has the meaning set forth in Section 5.11(b).

“Market Capitalization” means, for any date of determination, an amount equal to (a) the average of the daily volume weighted average price of the Common Stock as reported for each of the twenty (20) trading days preceding such date of determination (it being understood that a “trading day” shall mean a day on which shares of Parent’s Common Stock trade on the NASDAQ (or, if the primary listing of such Common Stock is on another exchange, on such other exchange) in an ordinary trading session) multiplied by (b) the total number of issued and outstanding shares of the Common Stock that are issued and outstanding on the date of the determination and listed on the NASDAQ (or, if the primary listing of the Common Stock is on another exchange, on such other exchange), subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Material Adverse Effect” means (a) a material impairment in the perfection or priority of the Lien in the Collateral pursuant to the Loan Documents to which the Loan Parties are a party or in the value of the Collateral; or (b) a material adverse effect upon: (i) the business, operations, properties, assets or financial condition  of the Loan Parties as a whole; (ii) the prospect of repayment of any part of the Obligations when due; or (ii) the ability to enforce any rights or remedies with respect to any Obligations, in each case, as determined by Administrative Agent.

“Material IP Agreement” means a license, development agreement or other contract or agreement, to which a Borrower or Subsidiary is a party, pursuant to which such Borrower or Subsidiary licenses or has other rights to use, develop, commercialize or otherwise derive other benefit from intellectual property of another Person, or pursuant to which a Borrower or Subsidiary has rights to co-develop intellectual property with another Person, in each case, with respect to such license, development agreement or other contract or agreement, as to which the breach, nonperformance, cancellation or failure to renew by any party would have a Material Adverse Effect

“Material Subsidiary” has the meaning set forth in section 6.11(b).

“Maximum Rate” has the meaning set forth in Section 2.3(d) hereof.

“MSC Investment Conditions” means that, as of any date of determination, Borrowers, in the aggregate, maintain Unrestricted Cash in an amount equal to or greater than the lesser of (i) 120% of the aggregate outstanding Obligations or (ii) 100% of the consolidated cash of Borrowers and their Subsidiaries.

“MSC Subsidiary” means any wholly-owned Subsidiary incorporated in the Commonwealth of Massachusetts or the State of Delaware for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time), and identified as such to Administrative Agent from time to time.

“Next Equity Issuance” means the first sale and issuance by Borrower Representative after the Closing Date of shares of Common Stock and/or securities convertible into or exercisable for shares of Common Stock, whether pursuant to an effective registration statement under the Act or in a transaction (or series of related transactions) exempt from such registration, in which the Company receives aggregate gross proceeds of not less than $20,000,000; provided, that if the securities issued by Borrower Representative consist of convertible indebtedness of Borrower Representative (excluding, for the avoidance of doubt, Indebtedness hereunder convertible pursuant to Section 2.2(e) hereof) whose conversion price cannot be determined until the occurrence of a future event, then, at the election of the Lenders, the “Next Equity Issuance” shall be deemed to have occurred only upon actual conversion of such convertible indebtedness; provided, further, that any warrants and/or other rights to acquire shares of Common Stock issued by Borrower Representative to the purchasers of any such convertible indebtedness shall be included in the determination of the Next Equity Issuance Price in the manner set forth in the definition thereof.

“Next Equity Issuance Price” means the lowest effective price per share for which shares of Common Stock are sold or issued by the Company in the Next Equity Issuance. For purposes of this definition, if warrants and/or other rights to acquire shares of Common Stock are issued to the purchasers in the Next Equity Issuance, whether as part of an investment unit or otherwise, then the lowest effective price per share shall equal (A) the sum of (x) the total aggregate gross cash proceeds received by the Company from the sale and issuance of all shares of Common Stock, convertible securities and all such warrants and/or other rights, and (y) the total aggregate exercise price or other purchase price payable under all such warrants and/or other rights, divided by (B) the sum of (x) the total aggregate number of shares of Common Stock issued by the Company in the Next Equity Issuance (including shares of Common Stock issuable upon conversion of any convertible preferred stock of Borrower Representative issued in such Next Equity Issuance), and (y) the total aggregate number of shares of Common Stock issuable on exercise of all such warrants and/or other rights.

“NRSRO” means Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., and Fitch Ratings Inc.

“Obligations” means all of Borrowers’ and each other Loan Party’s obligations to pay the Loans when due, including principal, interest, fees, Lender Expenses, the fees pursuant to the Fee Letter and any other amounts due to be paid by a Loan Party, and each Loan Party’s obligation to perform its duties under the Loan Documents (other than the Warrant), and any other debts, liabilities and other amounts any Loan Party owes to any Secured Party at any time, whether under the Loan Documents or otherwise (but excluding obligations arising under the Warrant), including, without limitation, interest or Lender Expenses accruing after Insolvency Proceedings begin (whether or not allowed), and any debts, liabilities, or obligations of any Loan Party assigned to any Lender, which shall be treated as secured or administrative expenses in the Insolvency Proceedings to the extent permitted by applicable law.

“OFAC” has the meaning set forth in Section 5.11(c).

“Operating Documents” means, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of formation, organization or incorporation on a date that is no earlier than thirty (30) days prior to the Closing Date and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement or operating agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments, restatements and modifications thereto.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business as conducted by any such Person in accordance with (a) the usual and customary customs and practices in the kind of business in which such Person is engaged, and (b) the past practice and operations of such Person, and in each case, undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Patents” means all patents, patent applications and like protections of a Person including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same and all rights therein provided by international treaties or conventions.

“Payment Date” means the first calendar day of each month.

“Perfection Certificate” has the meaning set forth in Section 5.1.

“Permitted Indebtedness” means:

(a)each Loan Party’s Indebtedness under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of such type of Indebtedness is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent such Indebtedness is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Indebtedness shall not constitute Permitted Indebtedness after such repayment, and (iii) to the extent any such Indebtedness is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Indebtedness shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business;
(e)Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business;
(f)Indebtedness secured by Liens permitted under clause (c) of the definition of “Permitted Liens” hereunder;
(g)Indebtedness not otherwise permitted pursuant to this defined term, in an aggregate amount outstanding not to exceed $250,000;
(h)Indebtedness consisting of contingent reimbursement obligations with respect to letters of credit in an aggregate amount outstanding not to exceed $500,000; and
(i)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clause (b) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or any of its Subsidiaries, as the case may be.

“Permitted Investments” means:

(a)Investments (including, without limitation, Subsidiaries) existing on the Closing Date and shown on the Perfection Certificate;
(b)(i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower Representative’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Lenders;
(c)Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;
(d)Investments among Loan Parties, and Investments in Subsidiaries which are not Loan Parties in an aggregate amount per fiscal year not to exceed $250,000;
(e)Investments not to exceed $250,000 outstanding in the aggregate at any time consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans not involving the net transfer of cash proceeds to employees, officers or directors relating to the purchase of Equity Interests of Borrower Representative pursuant to employee stock purchase plans or other similar agreements approved by Borrower Representative’s Board;
(f)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business;
(g)Investments consisting of Deposit Accounts in which Collateral Trustee has a perfected security interest;
(h)Investments in any MSC Subsidiary, so long as no Event of Default exists at the time of such Investment or would result from such Investment, provided that the MSC Investment Conditions are satisfied;
(i)Investments not otherwise permitted pursuant to this defined term, in an aggregate amount not to exceed $500,000 per fiscal year; and
(j)Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subsection (h) shall not apply to Investments of a Loan Party in any Subsidiary.

“Permitted Liens” means:

(a)Liens arising under this Agreement and the other Loan Documents;
(b)Liens existing on the Closing Date and shown on the Perfection Certificate, provided that (i) to the extent the amount of Indebtedness secured by such type of Lien is limited pursuant to a clause of this defined term, amounts existing on the Closing Date or any permitted refinancing thereof shall count towards such limit, (ii) to the extent the Indebtedness secured by such a Lien is required to be repaid on the Closing Date, in accordance with a payoff letter delivered as a condition to closing, such Lien shall not constitute Permitted Lien after the repayment of the associated Indebtedness, and (iii) to the extent any such Lien is required to be made subject to the terms of a Subordination Agreement as of the Closing Date or thereafter, pursuant to the terms of this Agreement, such Lien shall be permitted only to the extent the applicable Subordination Agreement is in effect;
(c)purchase money Liens (i) on Equipment acquired or held by a Loan Party or Subsidiary thereof incurred for financing the acquisition of the Equipment, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in each case, securing no more than $500,000 in the aggregate amount outstanding;
(d)Liens for taxes, fees, assessments or other government charges or levies, either (i) not yet delinquent or (ii) being contested in good faith and for which such Loan Party or Subsidiary maintains reserves on its books in accordance with GAAP;
(e)leases or subleases of real property granted in the Ordinary Course of Business of such Person, and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the Ordinary Course of Business of such Person;
(f)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the Ordinary Course of Business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty Five Thousand Dollars ($25,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(g)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the Ordinary Course of Business (other than Liens imposed by ERISA);
(h)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds (or letters of credit securing the same) and other obligations of a like nature arising in the Ordinary Course of Business, in an aggregate amount not exceeding $1,000,000 at any time;
(i)Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;
(j)Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided that Collateral Trustee has a perfected security interest in such Deposit Account, or the securities maintained therein and Collateral Trustee has received an Account Control Agreement with respect thereto to the extent required pursuant to Section 6.6 of this Agreement;
(k)licenses of Intellectual Property which constitute a Permitted Transfer;
(l)Liens on cash collateral maintained in a separate Deposit Account identified as an Excluded Account to Administrative Agent securing Indebtedness described in clause (h) of the defined term “Permitted Indebtedness”;
(m)Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; and
(n)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clause (b), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Permitted Locations” means, collectively, the following locations where Collateral may be located from time to time: (a) locations identified in the Perfection Certificate, (b) locations with respect to which Borrowers have complied with the requirements of Section 6.12, and (c) the Excluded Locations.

“Permitted Transfers” means

(a)sales of Inventory by a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;
(b)non-exclusive licenses and similar arrangements for the use of Intellectual Property of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business, and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive with respect to territory only as to specific geographical regions outside of the United States or exclusive globally with respect to specific indications;
(c)dispositions of worn-out, obsolete or surplus Equipment in the Ordinary Course of Business that is, in the reasonable judgment of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;
(d)Transfers consisting of the granting of Permitted Liens and the making of Permitted Investments;
(e)the use or transfer of money or Cash Equivalents for the payment of expenses in the Ordinary Course of Business and in a manner that is not prohibited by the Loan Documents; and
(f)other Transfers of assets having a fair market value of not more than $250,000 per fiscal year of Borrower Representative.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”.  In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates.  In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Lenders.

“Pro Rata Share” means, with respect to any Lender and as of any date of determination, the percentage obtained by dividing (i) the aggregate Commitments of such Lender by (ii) the aggregate Commitments of all Lenders provided, that to the extent any Commitment has expired or been terminated, with respect to such Commitment, the applicable outstanding balance of the Loans made pursuant to such Commitment held by such Lender and all the Lenders, respectively, shall be used in lieu of the amount of such Commitment, provided further, that with respect to all matters relating to a particular Loan, the Commitment or outstanding balance of the applicable Loan, shall be used in lieu of the aggregate Commitment or outstanding balance of all Loans in the foregoing calculation.  “Ratable” and related terms shall mean, determined by reference to such Lender’s Pro Rata Share.

“Products” means any products or compounds manufactured, sold, developed, tested or marketed by a Loan Party or any of its Subsidiaries.

“Qualified Financing” means any offering and sale by the Borrower Representative of common stock, convertible preferred stock or other equity securities (or instruments exercisable for, or convertible into, shares of common stock, convertible preferred stock or other equity securities) of Borrower Representative consummated after the Closing Date that is broadly marketed or offered to multiple investors.

“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of aggregate principal amount of all Loans outstanding and the aggregate amount of all unfunded commitments to make Loans, at such date of determination.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to any Person, any of the Chief Executive Officer, President or Chief Financial Officer of such Person.  Unless the context otherwise requires, each reference to a Responsible Officer herein shall be a reference to a Responsible Officer of Borrower Representative.

“Restricted License” means any material in-bound license or other similar material agreement (other than ordinary course customer contracts, off the shelf software licenses, licenses that are commercially available to the public, and open source licenses) to which a Loan Party or Subsidiary is a party (a) that prohibits or otherwise restricts such Loan Party or Subsidiary from granting a security interest in its interest in such license or agreement or in any other property, or (b) for which a default under, or termination of which, could reasonably be expected to interfere with Collateral Trustee’s right to sell any Collateral.

“Royalty and Milestone Payments” means milestone payments, royalty payments, upfront payments and other similar payments pursuant to research and development, licensing, collaboration or development agreements or similar agreements.

“SEC” has the meaning set forth in Section 2.2(e)(iii).

“Securities Act” means the Securities Act of 1933, as amended.

“Second Tranche Term Loan” has the meaning set forth in Section 2.2(a).

“Second Tranche Term Loan Amount” means, as to any Lender, the aggregate principal amount of Second Tranche Term Loans that may be made to be made by such Lender, as set forth on Schedule 1 hereto, subject to the terms of Section 2.2(a)(ii).

“Secured Party” means (i) Collateral Trustee, Administrative Agent,  or either of their successor and assigns and (ii) Lenders.

“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” means all of the issued and outstanding Equity Interests owned or held of record by a Loan Party or other Loan Party in each of its Subsidiaries.

“Subordinated Debt” means Indebtedness on terms and to holders satisfactory to Administrative Agent and incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement.

“Subordination Agreement” means any subordination agreement in form and substance satisfactory to Administrative Agent entered into from time to time with respect to Subordinated Debt.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest, joint venture interest or other Equity Interest which by the terms thereof has the ordinary voting power to elect the Board of that Person, at the time as of which any determination is being made, is owned or controlled by such Person, directly or indirectly.  Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the date that the Obligations shall have been paid in full in cash, and any commitment of a Lender to extend credit to a Borrower shall have been terminated.

“Term Loan” and “Term Loans” each, have the meaning set forth in Section 2.2 hereof.

“Term Loan Maturity Date” means August 1, 2026.

“Trademarks” means any trademark and servicemark rights of a Person, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business connected with and symbolized by such trademarks.

“Transfer” means defined in Section 7.1.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of unrestricted cash held by Borrowers in Collateral Accounts subject to an Account Control Agreement in favor of Collateral Trustee.

“Voting Stock” means, with respect to any Person, all classes of Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors or managers (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Warrant” means, collectively, each Warrant to Purchase Common Stock dated as of the Closing Date executed by Borrower Representative in favor of each Designated Holder, as amended, modified, supplemented, extended or restated from time to time.

EXHIBIT B

COLLATERAL DESCRIPTION

The Collateral consists of all of each Loan Party’s right, title and interest in and to the following personal property wherever located, whether now owned or existing or hereafter acquired, created or arising:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all such Loan Party’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds (both cash and non-cash) and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Excluded Asset or Excluded Account or (ii)  any Patent, Trademark or Copyright, or any other Intellectual Property rights; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing.  If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Patent, Trademark or Copyright is necessary to have a security interest in such Accounts and such property that are proceeds thereof, then the Collateral shall automatically, and effective as of the Closing Date, include the such Patent, Trademark or Copyright to the extent necessary to permit perfection of Collateral Trustee’s security interest in such Accounts and such other property of such Loan Party that are proceeds thereof.

EXHIBIT C

Loan REQUEST

Date:

Reference is made to that certain Loan and Security Agreement, dated July 27, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Elevation Oncology, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).  Capitalized terms have meanings as defined in the Agreement.

Borrower Representative hereby requests a Loan in the amount of $[] on [] (the “Funding Date”) pursuant to the Agreement, and authorizes Lenders to:

(a)Wire Funds to:
Bank:
Address:

ABA Number:
Account Number:
Account Holder:
(b)Deduct amounts from the foregoing advance to be applied to Lender Expenses and outstanding fees then due as set forth on the attached Schedule 1.

Borrower Representative represents that each of the conditions precedent to the Loans set forth in the Agreement are satisfied and shall be satisfied on the Funding Date, including but not limited to:  (i)  the representations and warranties set forth in the Agreement and in the other Loan Documents are and shall be true and correct in all material respects on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they remain true and correct in all material respects as of such earlier date); provided, however, that such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, (ii) no Default or Event of Default has occurred, and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

Borrower Representative agrees to notify Lenders promptly before the Funding Date if any of the matters which have been represented above shall not be true and correct in all material respects on the Funding Date and if Lenders have received no such notice before the Funding Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct in all material respects as of the Funding Date.

[Remainder of Page intentionally Left Blank]

[signature page to loan request]

This Loan Request is hereby executed as of the date first written above.

BORROWER REPRESENTATIVE: Elevation Oncology, Inc. By: Name: Title:

EXHIBIT D

[*]

Schedule 1

[*]

EXHIBIT E

[*]

EXHIBIT F

[*]

EXHIBIT G

Form of

SECURED PROMISSORY NOTE

[THE SECURITY REPRESENTED BY THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULE 144 UNDER SAID ACT.]

$[________________]	[_______ __, 20__]

FOR VALUE RECEIVED, the undersigned, Elevation Oncology, Inc., a Delaware corporation  (“Borrower Representative”), and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), hereby unconditionally, jointly and severally, promise to pay to [__________________________] (together with its successors and assigns, the “Holder”) at the times, in the amounts and at the address set forth in the Loan and Security Agreement, dated as of July 27, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein without definition have the meanings assigned to such terms in the Loan Agreement), among Borrowers, the Holder, any other lender from time to time party thereto (collectively, “Lenders”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, “Collateral Trustee”), the lesser of (i) the principal amount of [___________] Dollars ($[__________]) and (ii) the aggregate outstanding principal amount of Loans made by the Holder to Borrowers according to the terms of Section 2.2 of the Loan Agreement.  Borrowers further, jointly and severally, promise to pay interest in accordance with Section 2.3 of the Loan Agreement.  In no event shall interest hereunder exceed the maximum rate permitted under applicable law.  All payments of principal, interest and any other amounts due shall be made as set forth in Section 2.5 of the Loan Agreement.

The Obligations evidenced by this Secured Promissory Note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”) are subject to acceleration in accordance with Section 9.1 of the Loan Agreement.  Each Borrower hereby waives presentment, demand, notice of default or dishonor, notice of payment and nonpayment, protest and all other demands and notices in connection with the execution, delivery, acceptance, performance, default or enforcement of this Note.

This Note is secured by a security interest in the Collateral granted to Collateral Trustee, for the ratable benefit of Lenders, pursuant to certain other Loan Documents.

The terms of Section 11 of the Loan Agreement are incorporated herein, mutatis mutandis.

For purposes of Sections 1272, 1273 and 1275 of the IRC, this Note is being issued with “original issue discount.” Please contact [_______________], 888 Seventh Ave, 12th Floor
New York, NY 10106, or by telephone at [___________] to obtain information regarding the issue price, issue date, amount of original issue discount and yield to maturity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of each Borrower.

Elevation Oncology, Inc. By Name: Title:

EXHIBIT h

CONVERSION ELECTION NOTICE

Reference is made to that certain Loan and Security Agreement, dated July 27, 2022 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among Elevation Oncology, Inc., a Delaware corporation (“Borrower Representative”), and each other Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), and each other Person party hereto or any other Loan Documents as a guarantor from time to time (collectively, “Guarantors” and each, a “Guarantor”, and together with Borrowers, collectively, “Loan Parties”, and each, a “Loan Party”), the lenders from time to time party thereto (collectively, “Lenders”, and each, a “Lender”), K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, and together with its successors, “Administrative Agent”), and ANKURA TRUST COMPANY, LLC, as collateral agent for Lenders (in such capacity, together with its successors, “Collateral Trustee”).  Capitalized terms have meanings as defined in the Agreement.

The undersigned Lender hereby elects to convert $[__________________] of the outstanding Term Loans into Conversion Shares.

Please issue the Conversion Shares in the following name and to the following address:

Issue to the following Designated Holder: [______________]

[______________]

[______________]

[LENDER]

By:

Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

ACKNOWLEDGMENT

Borrower Representative hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock of Elevation Oncology, Inc..

Elevation Oncology, Inc.

By:

Name:

Title:

SCHEDULE 1

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schedule 2

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schedule 3

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SCHEDULE 4

REGISTRATION RIGHTS

For purposes of this Schedule 4, capitalized terms used and not otherwise defined shall have the following meanings:

“Common Stock” means the Common Stock of Borrower Representative, par value 0.0001 per share

“Effectiveness Period” shall have the meaning set forth in Section 2 below.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Filing Date” shall mean the date that is forty-five (45) days after receipt by Borrower Representative of a written notice by Administrative Agent requesting that a Registration Statement be filed in respect of all of the Conversion Shares, provided no such request shall be given if the Conversion Shares do not constitute Registrable Securities, provided further that no such request shall be given prior to the Next Equity Issuance.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, or prior to any conversion in accordance with Section 2.2(e) of the Agreement, the Designated Holder.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Losses” shall have the meaning set forth in Section 5(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430B promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares issued or issuable pursuant to Section 2.2(e) of the Agreement and any securities issued with respect to, or in exchange for or in replacement thereof upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to Borrower Representative a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities (i) have been sold pursuant to a Registration Statement, (ii) have been sold in compliance with Rule 144, or (iii) may be sold without registration under the Securities Act or the need for an exemption from any such registration requirements pursuant to Rule 144, without any time, volume or manner limitations (or any similar provision then in effect).

“Registration Statement” means the registration statements and any additional registration statements contemplated by Section 2, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be requested by Borrower Representative from time to time.

1Registration Obligations; Filing Date Registration.

On or prior to the Filing Date,  Borrower Representative shall prepare and file with the SEC a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the sale and distribution of all the Registrable Securities in the manner reasonably requested by the Administrative Agent on behalf of Holders; provided, however, that if the Filing Date falls on a day that is not a Business Day, such deadline shall be extended to the next Business Day.  The Registration Statement shall be on Form S-3 (except if Borrower Representative is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder and Borrower Representative  shall undertake to register the Registrable Securities on Form S-3 as soon as practicable following the availability of such form, provided that Borrower Representative  shall use commercially reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC).  The Registration Statement shall contain the “Plan of Distribution” section in substantially the form attached hereto as Annex A.  Borrower Representative  shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and, subject to Section 2.10 hereof, to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold under such Registration Statement; or (y) the date on which the Registrable Securities may be immediately be sold pursuant to Rule 144, without limitations, as determined by the counsel to Borrower Representative  pursuant to a written opinion letter, addressed to Borrower Representative’s transfer agent to such effect (the “Effectiveness Period”).  Lenders acknowledge and agree that securities other than the Registrable Securities may be included in the Registration Statement.

2Registration Procedures.

In connection with Borrower Representative’s registration obligations hereunder, Borrower Representative  shall:

2.1Prepare and file with the SEC on or prior to the Filing Date, a Registration Statement on Form S-3 (or if Borrower Representative  is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the rules and regulations promulgated thereunder) in accordance with the method or methods of distribution thereof as described on Annex A hereto (except if otherwise directed by Administrative Agent), and use commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein.
2.2(i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective (subject to Section 2.12) as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements, if necessary, in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (iv) comply in

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all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
2.3Promptly notify the Holders of Registrable Securities (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the SEC notifies Borrower Representative whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and if requested by such Holders, furnish to them a copy of such comments and Borrower Representative’s responses thereto; and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by Borrower Representative of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.4Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction.
2.5If requested by the Administrative Agent on behalf of Designated Holders, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as Borrower Representative reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Borrower Representative has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
2.6Furnish to each Holder, without charge and upon request, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and, to the extent requested by such Person, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.
2.7Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and Borrower Representative hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.
2.8[Reserved]
2.9Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement.
2.10Upon the occurrence of any event contemplated by Section 2.3(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will

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contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
2.11Use commercially reasonable efforts to cause all Registrable Securities relating to the Registration Statement to be listed on the Nasdaq Stock Market or any subsequent securities exchange, quotation system or market, if any, on which similar securities issued by Borrower Representative are then listed or traded; provided, however, that nothing in the Section 2.11 shall require Borrow Representative to continue to list its Common Stock on the Nasdaq Stock Market and be a reporting company pursuant to Section 13 of the Exchange Act.
2.12Borrower Representative may require each selling Holder to furnish to Borrower Representative information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and Borrower Representative may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within fifteen (15) days after receiving such request.  Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2.7 and notice from Borrower Representative that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2.3 and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from Borrower Representative of the occurrence of any event of the kind described in Sections 2.3(ii), (iii), (iv), (v) or 2.13, such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 2.10, or until it is advised in writing by Borrower Representative that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.
2.13If, upon a request pursuant to Section 2.1, (i) there is material non-public information regarding Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose and which Borrower Representative is not otherwise required to disclose, (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to Borrower Representative which the Board reasonably determines not to be in Borrower Representative’s best interest to disclose, (iii) filing a  registration statement would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iv) render the Borrower Representative unable to comply with requirements under the Securities Act or Exchange Act, then Borrower Representative may postpone or suspend filing or effectiveness of a registration statement, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period not to exceed one hundred twenty (120) consecutive days, provided that Borrower Representative may not postpone or suspend its obligation under this Section 2.13 more than twice during any 12 month period; and provided, further, that the Borrower Representative shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.
2.14Any legend indicating, directly or indirectly, that the Registrable Securities constitute “restricted securities” (as such term is defined in Rule 144) stamped on a certificate evidencing the Registrable Securities, and the related stock transfer instructions and record notations with respect to such Registrable Securities, shall be removed and Borrower Representative shall approve the issuance of a certificate without such legend to the holder of such Securities if the Holder thereof provides Borrower Representative with reasonable assurances that such securities can be sold pursuant to Rule 144.  Following the receipt by Borrower Representative of such assurances, Borrower Representative will, no later than five trading days following the delivery by a holder to Borrower Representative or Borrower Representative’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Holder a certificate representing such securities that is free from all restrictive and other legends.
2.15If a Registration Statement is not effective with respect to all of the Registrable Securities and Borrower Representative decides to register any of its securities for its own account or for the account of others

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(if the agreement pursuant to which such securities are being registered for the account of others so allows), then Borrower Representative will use its commercially reasonable efforts to include in such registration all or any part of the Registrable Securities requested by Administrative Agent on behalf of Holders to be included therein (excluding any Registrable Securities previously included in a Registration Statement).  This requirement does not apply to registrations on Form S-4 or S-8 or their equivalents (relating to equity securities to be issued in connection with an acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) or to registration statements that would otherwise not permit the registration of re-sales of previously issued securities, or to the extent the Conversion Shares do not constitute Registrable Securities.  In that event, if the managing underwriter(s) of the public offering impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)’ judgment, such limitation would be necessary to effect an orderly public distribution, then Borrower Representative shall include in such registration (i) first, the securities Borrower Representative proposes to sell, and (ii) second, the Registrable Securities.
2.16No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
3Registration Expenses.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by Borrower Representative (excluding underwriters’ discounts and commissions and all fees and expenses of legal counsel, accountants and other advisors for any Holder except as specifically provided below), except as and to the extent specified in this Section 3, shall be borne by Borrower Representative whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq Stock Market and each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filings required to be made with the Financial Industry Regulatory Authority and (C) in compliance with state securities or Blue Sky laws), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for Borrower Representative, (iv) Securities Act liability insurance, if Borrower Representative so desires such insurance, and (v) fees and expenses of all other Persons retained by Borrower Representative in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, Borrower Representative’s independent public accountants.  In addition, Borrower Representative shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

4Indemnification.
4.1Indemnification by Borrower Representative.  Borrower Representative shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, its directors, officers, agents and employees, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto  (it being understood that each Holder has approved Annex A hereto for this purpose); (ii) as a result of the failure of such Holder to deliver a

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Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) in the case of an occurrence of an event of the type specified in Section 2.3(ii)-(v), the use by a Holder of an outdated or defective Prospectus after Borrower Representative has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of notice that use of the applicable prospectus may be resumed (and, if applicable, receipt of additional or supplemental filings that are incorporated or deemed to be incorporated by referenced in such Prospectus or Registration Statement), but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of Borrower Representative, which consent shall not be unreasonably withheld.  Borrower Representative shall notify such Holder promptly of the institution, threat or assertion of any Proceeding of which Borrower Representative is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 4.3) and shall survive the transfer of the Registrable Securities by the Holder.
4.2Indemnification by Holders.  Each Holder and its permitted assignees shall, severally and not jointly, indemnify and hold harmless Borrower Representative, its directors, officers, agents and employees, each Person who controls Borrower Representative (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or omitted from any information regarding such Holder furnished in writing to Borrower Representative by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was furnished in writing by such Holder expressly for use therein (it being understood that each Holder has approved Annex A hereto for this purpose).  Notwithstanding anything to the contrary contained herein, in no event shall the liability of any Person under this Section 4.2 exceed the net proceeds to such Person as a result of the sale of Registrable Securities pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided, except in the case of fraud or willful misconduct by such Holder.
4.3Conduct of Indemnification Proceedings.
(a)If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.
(b)An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, the Indemnifying Party shall be responsible for reasonable fees and expenses of no more than one counsel for the Indemnified Parties).  The Indemnifying Party shall not be liable for any

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settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and (y) does not include any statement as to, or any admission of, fault, culpability, or a failure to act by or on behalf of the Indemnified Person..
(c)All fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
4.4Contribution.
(a)If a claim for indemnification under Section 4.1 or 4.2 is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4.3, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.
(b)The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(c)The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 4.4 for only that amount as does not exceed the aggregate amount invested by such Holder by way of conversion of the Conversion Amount.
5Rule 144.

As long as any Holder owns any Registrable Securities, Borrower Representative covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Borrower Representative after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act.  As long as any Holder owns any Registrable Securities, if Borrower Representative is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144 annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.  Borrower Representative further covenants that it will take such further action as any

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Holder may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

6Miscellaneous.
6.1Remedies.  In the event of a breach by Borrower Representative or by a Holder, of any of their obligations under this Agreement, each Holder or Borrower Representative, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  Borrower Representative and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.
6.2Assignment of Registration Rights.  The rights of each Holder hereunder, including the right to have Borrower Representative register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder of all or a portion of the Registrable Securities if:  (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Borrower Representative within a reasonable time after such assignment, (ii) Borrower Representative is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Borrower Representative receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with Borrower Representative to be bound by all of the provisions of this Agreement.  The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.
6.3Notices and Communications to Holders.  Unless otherwise indicated in a written notice by Administrative Agent to Borrower Representative, Borrower Representative may deliver all notices, materials and other correspondence that is permitted or required to be delivered to Holders to Administrative Agent in accordance with Section 10 of the Agreement, and Administrative Agent shall promptly deliver the same to Holders.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.  The Selling Stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	in the over the counter market;
•	a combination of any such methods of disposition; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive SECs or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus.  The Selling Stockholders do not expect these fees and discounts to exceed what is customary in the types of transactions involved.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealer or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any SECs received by such broker-dealers or agents and any profit on the resale of Common Stock purchased by them may be deemed to be underwriting fees or discounts under the Securities Act. In no event shall any broker-dealer receive fees and markups which, in the aggregate, would exceed eight percent (8%).  Each Selling Stockholder has informed Borrower Representative that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

A-9

We have advised each Selling Stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the Securities and Exchange SEC.  If a Selling Stockholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We may indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with an agreement between us and the Selling Stockholders.  We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

A-10

Annex B

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Schedule 5

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